UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
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☑ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
BRUSH ENGINEERED MATERIALS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GENERAL INFORMATION
1. ELECTION OF DIRECTORS
CORPORATE GOVERNANCE; COMMITTEES OF THE BOARD OF DIRECTORS
2008 DIRECTOR COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
2008 SUMMARY COMPENSATION TABLE
2008 GRANTS OF PLAN-BASED AWARDS
2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
2008 PENSION BENEFITS
2008 NONQUALIFIED DEFERRED COMPENSATION
2008 NONQUALIFIED DEFERRED COMPENSATION TABLE
BENEFITS PAYABLE UPON RETIREMENT, DEATH OR DISABILITY UNDER INCENTIVE PLANS
RELATED PARTY TRANSACTIONS
AUDIT COMMITTEE REPORT
2. AMEND THE CODE OF REGULATIONS TO ALLOW THE BOARD OF DIRECTORS TO AMEND THE CODE OF REGULATIONS TO THE EXTENT PERMITTED BY OHIO LAW.
3. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SHAREHOLDER PROPOSALS
OTHER MATTERS
AMENDED AND RESTATED CODE OF REGULATIONS OF BRUSH ENGINEERED MATERIALS INC.
DIRECTORS
OFFICERS
STOCK
INDEMNIFICATION AND INSURANCE
GENERAL

Brush Engineered Materials Inc.
6070 Parkland Blvd.
Mayfield Hts., Ohio 44124

Notice of Annual Meeting of Shareholders

The annual meeting of shareholders of Brush Engineered Materials Inc. will be held at Executive Caterers at Landerhaven, 6111 Landerhaven Drive, Mayfield Hts., Ohio 44124, on May 6, 2009 at 11:00 a.m., local time, for the following purposes:

(1)	To elect four directors, each to serve for a term of three years and until a successor is elected and qualified;

(2)	To approve an amendment to the Company’s Amended and Restated Code of Regulations to allow the Board of Directors to amend the Code of Regulations to the extent permitted by Ohio law;

(3)	To ratify Ernst & Young LLP as the independent registered public accounting firm for Brush Engineered Materials Inc. for the year 2009; and

(4)	To transact any other business that may properly come before the meeting.

Shareholders of record as of the close of business on March 9, 2009 are entitled to notice of the meeting and to vote at the meeting or any adjournment or postponement of the meeting.

Michael C. Hasychak
Secretary

March 26, 2009

Important — your proxy is enclosed.

Please sign, date and return your proxy in the accompanying envelope.

BRUSH ENGINEERED MATERIALS INC.
6070 Parkland Blvd.
Mayfield Hts., Ohio 44124

PROXY STATEMENT
March 26, 2009

GENERAL INFORMATION

Your Board of Directors is furnishing this proxy statement to you in connection with our solicitation of proxies to be used at our annual meeting of shareholders to be held on May 6, 2009. The proxy statement is being mailed to shareholders on March 26, 2009.

Registered Holders.  If your shares are registered in your name, you may vote in person or by proxy. If you decide to vote by proxy, you may do so by telephone, over the Internet or by mail.

By telephone.  After reading the proxy materials and with your proxy card in front of you, you may call the toll-free number 1-800-560-1965, using a touch-tone telephone. You will be prompted to enter the last four digits of your Social Security Number or Tax Identification Number. Then follow the simple instructions that will be given to you to record your vote.

Over the Internet.  After reading the proxy materials and with your proxy card in front of you, you may use a computer to access the website http://www.eproxy.com/bw. You will be prompted to enter the last four digits of your Social Security Number or Tax Identification Number. Then follow the simple instructions that will be given to you to record your vote.

By mail.  After reading the proxy materials, you may mark, sign and date your proxy card and return it in the enclosed prepaid and addressed envelope.

The Internet and telephone voting procedures have been set up for your convenience and have been designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly. Without affecting any vote previously taken, you may revoke your proxy by delivery to us of a new, later dated proxy with respect to the same shares, or giving written notice to us before or at the annual meeting. Your presence at the annual meeting will not, in and of itself, revoke your proxy.

Participants in the Savings and Investment Plan and/or the Payroll Stock Ownership Plan (PAYSOP).  If you participate in the Savings and Investment Plan and/or the PAYSOP, the independent Trustee for each plan, Fidelity Management Trust Company, will vote your plan shares according to your voting directions. You may give your voting directions to the plan Trustee in any one of the three ways set forth above. If you do not return your proxy card or do not vote over the Internet or by telephone, the Trustee will not vote your plan shares. Each participant who gives the Trustee voting directions acts as a named fiduciary for the applicable plan under the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Nominee shares.  If your shares are held by a bank, broker, trustee or some other nominee, that entity will give you separate voting instructions.

At the close of business on March 9, 2009, the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting, we had outstanding and entitled to vote            shares of common stock.

Each outstanding share of common stock entitles its holder to one vote on each matter brought before the meeting. Under Ohio law, shareholders have cumulative voting rights in the election of directors, provided that the shareholder gives not less than 48 hours notice in writing to the President, any Vice President or the Secretary of Brush Engineered Materials Inc. that the shareholder desires that voting at the election be cumulative, and provided further that an announcement is made upon the convening of the meeting informing shareholders that notice requesting cumulative voting has been given by the shareholder. When cumulative voting applies, each share has a number of votes equal to the number of directors to be elected, and a shareholder may give all of the shareholder’s votes to one nominee or divide the shareholder’s votes among as many nominees as he or she sees fit. Unless contrary instructions are received on proxies given to us, in the event that cumulative voting applies, all votes represented by the proxies will be divided evenly among the candidates nominated by the Board of Directors, except that if voting in this manner would not be effective to elect all the nominees, the votes will be cumulated at the discretion of the Board of Directors so as to maximize the number of the Board of Directors’ nominees elected.

In addition to the solicitation of proxies by the use of the mails, we may solicit the return of proxies in person and by telephone, telecopy or e-mail. We will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of shares and will reimburse them for their expenses. We will bear the cost of the solicitation of proxies.

At the annual meeting, the inspectors of election appointed for the meeting will tabulate the results of shareholder voting. Under Ohio law, our articles of incorporation and our code of regulations provide that, properly signed proxies that are marked “abstain” or are held in “street name” by brokers and not voted on one or more of the items before the meeting will, if otherwise voted on at least one item, be counted for purposes of determining whether a quorum has been achieved at the annual meeting. Votes withheld in respect of the election of directors will not be counted in determining the election of directors. Abstentions and broker non-votes will have the same effect of a vote against Proposal 2. Abstentions and broker non-votes will not affect the vote for Proposal 3.

If you sign, date and return your proxy card but do not specify how you want to vote your shares, your shares will be voted for the election of all the Director nominees, for the amendment to our Amended and Restated Code of Regulations to allow the Board of Directors to amend the Code of Regulations to the extent permitted by Ohio law and for the ratification of the appointment of the independent registered public accounting firm.

1. ELECTION OF DIRECTORS

Our articles of incorporation and code of regulations provide for three classes of directors whose terms expire in different years. Since our last annual meeting of shareholders in May 2008, we have added two new directors, increasing the total number of directors from nine to eleven. Classes for both 2009 and 2010 have been increased from three to four directors. The two new directors are Mr. Craig S. Shular, who was appointed in May 2008 to the class of directors whose term ends in 2009, and Mr. Vinod M. Khilnani, who was appointed in February 2009 to the class of directors whose term ends in 2010. At the present time it is intended that proxies will be voted for the election of Richard J. Hipple, William B. Lawrence, William P. Madar and Craig S. Shular.

Your Board of Directors recommends a vote for these nominees.

If any of these nominees becomes unavailable, it is intended that the proxies will be voted as the Board of Directors determines. We have no reason to believe that any of the nominees will be unavailable. The four nominees receiving the greatest number of votes will be elected as directors of Brush Engineered Materials Inc.

The following sets forth information concerning the nominees and the directors whose terms of office will continue after the meeting:

Directors Whose Terms End in 2009

Richard J. Hipple, Chairman, President and Chief Executive Officer, Brush Engineered Materials Inc. In May 2006, Mr. Hipple was named Chairman of the Board and Chief Executive Officer of Brush Engineered Materials Inc. He has served as President since May 2005. He was Chief Operating Officer from May 2005 until May 2006. Mr. Hipple was President of Alloy Products from May 2002 until May 2005. He joined the Company in July 2001 as Vice President of Strip Products and served in that position until May 2002. Prior to joining Brush Engineered Materials, Mr. Hipple was President of LTV Steel Company, a business unit of The LTV Corporation, an integrated steel producer and metal fabricator. Mr. Hipple has served on the Board of Directors of Ferro Corporation since June of 2007. Mr. Hipple is 56 years old.

William B. Lawrence, Former Executive Vice President, General Counsel & Secretary, TRW, Inc. (Advanced technology products and services). Prior to the sale of TRW, Inc. to Northrup Grumman Corporation in December 2002, Mr. Lawrence served as TRW’s Executive Vice President, General Counsel and Secretary since 1997 and held various other executive positions at TRW since 1976. Mr. Lawrence also serves on the Board of Directors of Ferro Corporation. Mr. Lawrence is 64 years old and has been a director of Brush Engineered Materials since 2003.

William P. Madar, Retired Chairman of the Board and Former Chief Executive Officer, Nordson Corporation (Industrial application equipment manufacturer). Mr. Madar retired as Chairman of the Board of Nordson Corporation effective March 2004. He had been Chairman since 1997. Prior to that time, he served as Vice Chairman of Nordson Corporation from August 1996 until October 1997 and as Chief Executive Officer from February 1986 until October 1997. From February 1986 until August 1996, he also served as Nordson Corporation’s President. Mr. Madar also serves on the Board of Directors of Nordson Corporation and Lubrizol Corporation. Mr. Madar is 69 years old and has been a director of Brush Engineered Materials since 1988.

Craig S. Shular, Chairman, Chief Executive Officer and President, GrafTech International Ltd. (Electrical industrial apparatus). Mr. Shular was elected Chairman of the Board of GrafTech International in February 2007. He has served as Chief Executive Officer and a director since January 2003 and as President since May 2002. From August 2001 until May 2002, he served as Executive Vice President of GrafTech’s largest business, Graphite Electrodes. Mr. Shular joined GrafTech as its Vice President and Chief Financial Officer in January 1999 and assumed the additional duties of Executive Vice President, Electrode Sales and Marketing in February 2000 until August 2001. Mr. Shular serves on the Board of Directors of Junior Achievement of Greater Cleveland. Mr. Shular is 56 years old and has been a director of Brush Engineered Materials since May 2008.

Directors Whose Terms End in 2010

Joseph P. Keithley, Chairman, Chief Executive Officer and President, Keithley Instruments, Inc. (Electronic test and measurement products). Mr. Keithley has been Chairman of the Board of Keithley Instruments, Inc. since 1991. He has served as Chief Executive Officer of Keithley Instruments, Inc. since November 1993 and as its President since May 1994. He also serves on the Board of Directors of Keithley Instruments, Inc. and Nordson Corporation. Mr. Keithley is 60 years old and has been a director of Brush Engineered Materials since 1997.

Vinod M. Khilnani, Chief Executive Officer and President, CTS Corporation (Electronic components and accessories). Mr. Khilnani has been President and Chief Executive Officer of CTS Corporation since July 2007. Prior to that, he served as Senior Vice President and Chief Financial Officer since May 2001. Mr. Khilnani is 56 years old and has been a director of Brush Engineered Materials since February 2009.

William R. Robertson, Retired Partner, Kirtland Capital Partners (Private equity investments). Mr. Robertson retired as Partner of Kirtland Capital Partners on December 31, 2006. Prior to his retirement, he was a Consulting Partner since August 2005 and from September 1997 through August 2005, he was a Managing Partner of Kirtland Capital. He was President and a director of National City Corporation (Diversified financial holding company) from October 1995 until July 1997. He also served as Deputy Chairman and a director from August 1988 until October 1995. Mr. Robertson is a member of the Board of Managers of the Prentiss Foundation, an emeritus member of the Board of Trustees of the Cleveland Museum of Art and serves as a director of Hartland & Co. Mr. Robertson is 67 years old and has been a director of Brush Engineered Materials since 1997.

John Sherwin, Jr., President, Mid-Continent Ventures, Inc. (Venture capital company). Mr. Sherwin has been President of Mid-Continent Ventures, Inc. during the past five years. Mr. Sherwin is a director of John Carroll University, an executive in residence at Lakeland Community College, an advisor to Shorebank Cleveland and a trustee of The Cleveland Clinic Foundation. Mr. Sherwin is 70 years old and has been a director of Brush Engineered Materials since 1981 and the Lead Director since 2005.

Directors Whose Terms End in 2011

Albert C. Bersticker, Retired Chairman and Chief Executive Officer, Ferro Corporation (Paint, varnishes, lacquers, enamels and allied products). Mr. Bersticker had served as Non-executive Chairman of Oglebay Norton Company (Mining, processing and distributing limestone, lime and industrial sand) from May 2003 until January 2005. Mr. Bersticker was Chairman of Ferro Corporation from February 1996 and retired in 1999. He served as Chief Executive Officer of Ferro Corporation from 1991 until January of 1999 and as President from 1988 until February 1996. He also had served as Secretary, Treasurer and a member of the Board of Directors of St. John’s Medical Center in Jackson, Wyoming until January 2005. Mr. Bersticker is 74 years old and has been a director of Brush Engineered Materials since 1993.

William G. Pryor, Retired President, Van Dorn Demag Corporation, Former President and Chief Executive Officer, Van Dorn Corporation (Plastic injection molding equipment). Mr. Pryor was President of Van Dorn Demag Corporation from 1993 and retired in 2002. He had also served as President and Chief Executive Officer of Van Dorn Corporation, predecessor to Van Dorn Demag Corporation. Mr. Pryor served on the Board of Directors of Oglebay Norton Company from 1997 until January 2005. Mr. Pryor is 69 years old and has been a director of Brush Engineered Materials since 2003.

N. Mohan Reddy, Ph.D., Dean and Albert J. Weatherhead III Professor of Management, Weatherhead School of Management, Case Western Reserve University. Dr. Reddy was appointed Dean of the Weatherhead School of Management, Case Western Reserve University effective January 1, 2007. Prior to that, Dr. Reddy has been a professor at the Weatherhead School of Management, Case Western Reserve University for the past five years. Dr. Reddy serves on the Board of Directors of Keithley Instruments, Inc. Dr. Reddy also serves as consultant to firms in the electronic and semiconductor industries, primarily in the areas of product and market development. Dr. Reddy is 55 years old and has been a director of Brush Engineered Materials since 2000.

CORPORATE GOVERNANCE; COMMITTEES OF THE BOARD OF DIRECTORS

We have adopted a Policy Statement on Significant Corporate Governance Issues and a Code of Conduct Policy in compliance with New York Stock Exchange and Securities and Exchange Commission requirements. These materials, along with the charters of the Audit, Compensation, Governance and Organization and Retirement Plan Review Committees of our Board of Directors, which also comply with applicable requirements, are available on our website at www.beminc.com, or upon request by any shareholder to Secretary, Brush Engineered Materials Inc., 6070 Parkland Blvd., Mayfield Hts., Ohio 44124. We also make our reports on Forms 10-K, 10-Q and 8-K available on our website, free of charge, as soon as reasonably practicable after these reports are filed with the Securities and Exchange Commission. Any amendments or waivers to our Code of Conduct Policy, Committee Charters and Policy Statement on Significant Corporate Governance Issues will also be made available on our website. The information on our website is not incorporated by reference into this proxy statement or any of our periodic reports.

Director Independence

The New York Stock Exchange listing standards require that all listed companies have a majority of independent directors. For a director to be “independent” under the New York Stock Exchange listing standards, the board of directors of a listed company must affirmatively determine that the director has no material relationship with the Company, or its subsidiaries or affiliates, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or its subsidiaries or affiliates. Our Board of Directors has adopted the following standards, which are identical to those of the New York Stock Exchange listing standards, to assist it in its determination of director independence. A director will be determined not to be independent under the following circumstances:

•	the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company;

•	the director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	(a) the director is a current partner or employee of a firm that is the Company’s internal or external auditor; (b) the director has an immediate family member who is a current partner of such a firm; (c) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (d) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•	the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or

•	the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000, or two percent of such other company’s consolidated gross revenues.

Additionally, for purposes of determining whether a director has a material relationship with the Company apart from his or her service as a director, our Board of Directors has deemed the following relationships as categorically immaterial:

•	The director (or an immediate family member) is a current employee, director or trustee of a tax-exempt organization and the Company’s contributions to the organization (excluding Company matching of employee contributions) in any fiscal year are less than $120,000; or

•	The director is a director of a company that has made payments to, or received payments or deposits from, the Company for property, goods or services in the ordinary course of business in an amount which, in any fiscal year, is less than the greater of $1,000,000, or two percent of such other company’s consolidated gross revenues.

Our Board of Directors has affirmatively determined that each of our directors, other than Mr. Hipple, is: “independent” within the meaning of that term as defined in the New York Stock Exchange listing standards; a “non-employee director” within the meaning of that term as defined in Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”); and an “outside director” within the meaning of that term as defined in the regulations promulgated under section 162(m) of the Internal Revenue Code of 1986.

Charitable Contributions

Within the last three years, we have made no charitable contributions during any single fiscal year to any charity in which an independent director serves as an executive officer, of over the greater of $1 million or 2% of the charity’s consolidated gross revenues.

Non-management Directors

Our Policy Statement on Significant Corporate Governance Issues provides that the non-management members of the Board of Directors will meet during each regularly scheduled meeting of the Board of Directors. Presently Mr. Sherwin is the lead non-management director.

In addition to the other duties of a director under the Corporation’s Board Governance Principles, the Lead Director, in collaboration with the other independent directors, is responsible for coordinating the activities of the independent directors and in that role will:

•	chair the executive sessions of the independent directors at each regularly scheduled meeting;

•	make recommendations to the Board Chairman regarding the timing and structuring of Board meetings;

•	make recommendations to the Board Chairman concerning the agenda for Board meetings, including allocation of time as well as subject matter;

•	advise the Board Chairman as to the quality, quantity and timeliness of the flow of information from management to the Board;

•	serve as the independent point of contact for shareholders wishing to communicate with the Board other than through management;

•	interview all Board candidates, and provide the Governance and Organization Committee with recommendations on each candidate;

•	maintain close contact with the Chairman of each standing committee and assist in ensuring communications between each committee and the Board;

•	lead the Chief Executive Officer evaluation process; and

•	be the ombudsman for the Chief Executive Officer to provide two-way communication with the Board.

Board Communications

Shareholders or other interested parties may communicate with the Board of Directors as a whole, the lead non-management director or the non-management directors as a group, by forwarding relevant information in writing to Lead Director, c/o Secretary, Brush Engineered Materials Inc., 6070 Parkland Blvd., Mayfield Hts., Ohio 44124. Any other communication to individual directors or committees of the Board of Directors may be similarly addressed to the appropriate recipients, c/o Secretary, Brush Engineered Materials Inc., 6070 Parkland Blvd., Mayfield Hts., Ohio 44124.

Audit Committee

The Audit Committee held six meetings in 2008. In February 2009, a revised charter for the Audit Committee was adopted. The Audit Committee membership consists of Mr. Lawrence, as Chairman, and Messrs. Bersticker, Keithley, Pryor and Shular. Mr. Shular was appointed a member of the Audit Committee upon his appointment to the Board of Directors in May 2008. Under the Audit Committee Charter, the Audit Committee’s principal functions include assisting our Board of Directors in fulfilling its oversight responsibilities with respect to:

•	the integrity of our financial statements and our financial reporting process;

•	compliance with ethics policies and legal and other regulatory requirements;

•	our independent registered public accounting firm’s qualifications and independence;

•	our systems of internal accounting and financial controls; and

•	the performance of our independent registered public accounting firm and of our internal audit functions.

We currently do not limit the number of audit committees on which our Audit Committee members may serve. No member of our Audit Committee serves on the audit committee of three or more public companies in addition to ours. The Audit Committee also prepared the Audit Committee report included under the heading “Audit Committee Report” in this proxy statement.

Audit Committee Expert, Financial Literacy and Independence

Although our Board of Directors has determined that more than one member of the Audit Committee has the accounting and related financial management expertise to be an “audit committee financial expert,” as defined by the Securities and Exchange Commission, it has named the Audit Committee Chairman, Mr. Lawrence, as the Audit Committee financial expert. Each member of the Audit Committee is financially literate and satisfies the independence requirements in Section 303A.02 of the New York Stock Exchange listing standards.

Compensation Committee

The Compensation Committee held seven meetings in 2008. In February 2009, a revised charter of the Compensation Committee was adopted. Its membership consists of Dr. Reddy as Chairman, and Messrs. Khilnani, Madar, Robertson and Sherwin. Mr. Khilnani was appointed a member of the Compensation Committee upon his appointment to the Board of Directors in February 2009. The committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee; provided that such subcommittee has a published charter in accordance with the rules of the New York Stock Exchange. In particular, the committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the committee who are (a) “Non-employee Directors” for the purposes of Rule 16b-3 of the Exchange Act, as in effect from time to time, and (b) “outside directors” for the purposes of section 162(m) of the Internal Revenue Code of 1986. The committee’s principal functions include:

•	reviewing and approving executive compensation, including severance payments;

•	administering and recommending equity and non-equity incentive plans;

•	overseeing regulatory compliance with respect to compensation matters;

•	advising on senior management compensation; and

•	reviewing and discussing the Compensation Discussion and Analysis and Compensation Committee Report.

For additional information regarding the operation of the Compensation Committee, see the “Compensation Discussion and Analysis” in this proxy statement.

Governance and Organization Committee

The Governance and Organization Committee held five meetings in 2008. The Governance and Organization Committee membership consists of Mr. Sherwin, as Chairman, and Messrs. Bersticker, Keithley, Khilnani, Lawrence, Madar, Pryor, Reddy, Robertson and Shular. Mr. Khilnani was appointed a member of the Governance and Organization Committee upon his appointment to the Board of Directors in February 2009. Mr. Shular was appointed a member of the Governance and Organization Committee upon his appointment to the Board of Directors in May 2008. All the members are independent in accordance with the New York Stock Exchange listing requirements. The committee’s principal functions include:

•	evaluation of candidates for board membership, including any nominations of qualified candidates submitted in writing by shareholders to our Secretary;

•	making recommendations to the full Board of Directors regarding directors’ compensation;

•	making recommendations to the full Board of Directors regarding governance matters;

•	overseeing the evaluation of the Board and management of the Company;

•	assisting in management succession planning; and

•	reviewing related party transactions.

As noted above, the Governance and Organization Committee is involved in determining compensation for our directors. The Governance and Organization Committee administers our equity incentive plans with respect to our directors, including approval of grants of stock options and other equity or equity-based awards, and makes recommendations to the Board of Directors with respect to incentive compensation plans and equity-based plans for directors. The Governance and Organization Committee periodically reviews director compensation in relation to comparable companies and other relevant factors. Any change in director compensation must be approved by the Board of Directors. Other than in his capacity as a director, no executive officer other than the Chief Executive Officer participates in setting director compensation. From time to time, the Governance and Organization Committee or the Board of Directors may engage the services of a compensation consultant to provide information regarding director compensation at comparable companies.

Nomination of Director Candidates

The Governance and Organization Committee will consider candidates recommended by shareholders for nomination as directors of Brush Engineered Materials. Any shareholder desiring to submit a candidate for consideration by the Governance and Organization Committee should send the name of the proposed candidate, together with biographical data and background information concerning the candidate, to the Governance and Organization Committee, c/o our Secretary. The Governance and Organization Committee did not receive any recommendation for a candidate from a shareholder or shareholder group as of March 9, 2009.

In recommending candidates to the Board of Directors for nomination as directors, the Governance and Organization Committee’s charter requires it to consider such factors as it deems appropriate, consistent with our Policy Statement on Significant Corporate Governance Issues. These factors are as follows:

•	broad-based business, governmental, non-profit, or professional skills and experiences that indicate whether the candidate will be able to make a significant and immediate contribution to the Board’s discussion and decision making in the array of complex issues facing the Company;

•	exhibited behavior that indicates he or she is committed to the highest ethical standards and the values of the Company;

•	special skills, expertise, and background that add to and complement the range of skills, expertise, and background of the existing directors;

•	whether the candidate will effectively, consistently, and appropriately take into account and balance the legitimate interests and concerns of all our shareholders and other stakeholders in reaching decisions; and

•	a global business and social perspective, personal integrity, and sound judgment. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of the Company.

The Governance and Organization Committee’s evaluation of candidates recommended by shareholders does not differ materially from its evaluation of candidates recommended from other sources.

The Governance and Organization Committee utilizes a variety of methods for identifying and evaluating director candidates. The Governance and Organization Committee regularly reviews the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance and Organization Committee considers various potential candidates for director. Candidates may come to the attention of the Governance and Organization Committee through current Board members, professional search firms, shareholders or other persons.

A shareholder of record entitled to vote in an election of directors who timely complies with the procedures set forth in our code of regulations and with all applicable requirements of the Exchange Act and the rules and regulations thereunder, may also directly nominate individuals for election as directors at a shareholders’ meeting. Copies of our code of regulations are available by a request addressed to c/o Secretary.

To be timely, notice of a shareholder nomination for an annual meeting must be received at our principal executive offices not fewer than 60 nor more than 90 days prior to the date of the annual meeting. However, if the date of the meeting is more than one week before or after the first anniversary of the previous year’s meeting and we do not give notice of the meeting at least 75 days in advance, nominations must be received within ten days from the date of our notice.

Retirement Plan Review Committee

The Retirement Plan Review Committee held three meetings in 2008. Its membership consists of Mr. Keithley, as Chairman, and Messrs. Bersticker, Pryor and Sherwin. Its principal functions include:

•	reviewing defined benefit pension plans as to current and future costs, funded position, and actuarial and accounting assumptions used in determining benefit obligations;

•	establishing and reviewing policies and strategies for the investment of defined benefit pension plan assets; and

•	reviewing investment options offered under employee savings plans and the performance of those investment options.

Director Attendance

Our Board of Directors held seven meetings in 2008. All of the directors that were directors in 2008 attended at least 75% of the Board and assigned committee meetings during 2008. Our policy is that directors are expected to attend all meetings including the annual meeting of shareholders. All of our directors that were directors at the time of last year’s annual meeting of shareholders attended such meeting.

2008 DIRECTOR COMPENSATION

Annual compensation for non-employee directors for 2008 was comprised of cash compensation, consisting of annual retainer fees, and equity compensation, consisting of restricted stock units. Each of these components is described in more detail below.

	Fees Earned or		Stock
	Paid in Cash		Awards(2)		Total
Name	($)		($)		($)

Albert C. Bersticker	68,333	(1)	40,522		108,855
Joseph P. Keithley	73,333	(1)	40,522		113,855
William B. Lawrence	73,333		40,522		113,855
William P. Madar	63,333		40,522		103,855
William G. Pryor	68,333		40,522		108,855
N. Mohan Reddy	68,333		40,522		108,855
William R. Robertson	63,333		40,522		103,855
John Sherwin, Jr	83,333		40,522		123,855
Craig S. Shular	46,667	(1)	129,261	(3)	175,928

The columns entitled “Option Awards”, “Non-Equity Incentive Plan Compensation”, “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation” to this table have been omitted because no compensation was reportable thereunder.

(1)	Pursuant to the 2006 Non-employee Director Equity Plan (the 2006 Director Plan), Messrs. Bersticker, Keithley and Shular elected to defer 100% of their compensation in the form of deferred stock units.

(2)	Values shown here for each director consist of that portion of compensation expense taken by Brush Engineered Materials Inc. in its 2008 financial statements for equity-based compensation grants to that director. See Note K to the 2008 consolidated financial statements contained in the Company’s annual report on Form 10-K for the year ended December 31, 2008 for the assumptions used in calculating such expense. These expenses relate to the 979 restricted stock units, with a grant date fair value of $46.01 per share, awarded automatically on the day following the 2007 annual meeting to each non-employee director other than Mr. Shular and the 1,398 restricted stock units, with a grant date fair value of $32.19 per share, awarded automatically on the day following the 2008 annual meeting to each non-employee director pursuant to the Brush Engineered Materials Inc. 2006 Non-employee Director Equity Plan.

(3)	Mr. Shular’s stock award includes 3,075 shares of common stock granted upon appointment to the Board of Directors on May 7, 2008, as described below under “Equity Compensation”.

As of December 31, 2008, the aggregate number of stock options outstanding and the aggregate number of stock awards subject to forfeiture were as follows:

		Restricted
	Stock Options	Stock Units

Albert C. Bersticker	10,000	1,398
Joseph P. Keithley	—	1,398
William B. Lawrence	9,000	1,398
William P. Madar	10,000	1,398
William G. Pryor	9,000	1,398
N. Mohan Reddy	—	1,398
William R. Robertson	—	1,398
John Sherwin, Jr.	4,000	1,398
Craig S. Shular	—	1,398

Annual Retainer Fees

Effective May 7, 2008, non-employee directors receive an annual retainer fee in the amount of $65,000. Non-employee directors who chair a committee receive an additional $5,000 annually, with the exception of the Chairman of the Audit Committee, who receives an additional $10,000 annually. The Lead Director receives an additional $15,000 annually. Members of the Audit Committee, with the exception of the Chairman, receive an additional $5,000 annually. Prior to the increases in May 2008, non-employee directors received an annual retainer fee of $60,000.

Equity Compensation

Under the 2006 Director Plan, non-employee directors who continue to serve as a director following an annual meeting of shareholders receive $45,000 worth of restricted stock units, which will be paid out in common stock at the end of a one-year restriction period unless the participant elects that the shares be received in the form of deferred stock units. These restricted stock units are automatically granted on the day following the annual meeting. The number of restricted stock units granted is equal to $45,000 divided by the closing price of our common stock on the date of grant. In the event a new director is elected or appointed, common stock will be granted on the first business day following the election or appointment to the Board of Directors. This grant of common stock will be equal to $100,000 divided by the closing price of our common stock on the day the director is elected or appointed to the Board of Directors.

Deferred Compensation

Non-employee directors may defer all or a part of their annual retainer fees in the form of deferred stock units under the 2006 Director Plan until ceasing to be a member of the Board of Directors. A director may also elect to have restricted stock units or other stock awards made under the 2006 Director Plan deferred in the form of deferred stock units.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 13, 2009, information with respect to the beneficial ownership of Brush Engineered Materials common stock by each person known by Brush Engineered Materials to be the beneficial owner of more than 5% of the common stock, by each present director of Brush Engineered Materials, by each of the Chief Executive Officer, Chief Financial Officer and other most highly compensated executive officer (each named executive officer or NEO) of Brush Engineered Materials and by all directors and executive officers of Brush Engineered Materials as a group. Unless otherwise indicated in the notes to this table, the shareholders listed in the table have sole voting and investment power with respect to shares beneficially owned by them. Shares that are subject to stock options that may be exercised within 60 days of February 13, 2009 are reflected in the number of shares shown and in computing the percentage of Brush Engineered Materials common stock beneficially owned by the person who owns those options.

	Number of		Percent
Non-officer Directors	Shares		of class

Albert C. Bersticker	41,320	(1)(2)	*
Joseph P. Keithley	17,908	(2)	*
Vinod M. Khilnani	8,065	(2)	*
William B. Lawrence	14,250	(1)(2)	*
William P. Madar	28,751	(1)(2)	*
William G. Pryor	14,250	(1)(2)	*
N. Mohan Reddy	21,833	(2)	*
William R. Robertson	14,039	(2)	*
John Sherwin, Jr.	21,575	(1)(2)(3)	*
Craig S. Shular	8,224	(2)	*
Named Executive Officers
Richard J. Hipple	128,731	(1)	*
John D. Grampa	100,468	(1)	*
Daniel A. Skoch	92,125	(1)	*
All directors and executive officers as a group (including the named executive officers (13 persons))	511,539	(4)	2.5%
Other Persons
Barclays Global Investors, NA, et al	1,390,921	(5)	6.9%
400 Howard Street San Francisco, CA 94105
Keeley Asset Management Corp.	1,222,465	(6)	6.1%
401 South LaSalle Street Chicago, IL 60605
Oppenheimer Funds, Inc.	1,152,411	(7)	5.7%
Two World Financial Center New York, NY 10281
Minneapolis Portfolio Management Group, LLC	1,116,958	(8)	5.6%
80 South 8th Street, Suite 1902 Minneapolis, MN 55402

*	Less than 1% of outstanding common stock.

(1)	Includes shares covered by outstanding options exercisable within 60 days as follows: Mr. Hipple, 27,000; Mr. Grampa, 63,000 and Mr. Skoch, 57,000; 10,000 for both Messrs. Bersticker and Madar; 9,000 for both Messrs. Lawrence and Pryor and 4,000 for Mr. Sherwin. The shares for Messrs. Hipple, Grampa and Skoch also include performance restricted shares issued under the 2006-2008, 2007-2009 and 2008-2010 LTIPs (defined below) in the amounts of 46,862; 14,725 and 14,492, respectively. See the Compensation Discussion and Analysis on page 13 for further discussion of these plans.

(2)	Includes deferred shares under the Deferred Compensation Plans for non-employee directors as follows: Mr. Bersticker, 20,994; Mr. Keithley, 16,510; Mr. Khilnani, 8,065; Mr. Lawrence, 3,852; Mr. Madar, 16,374; Mr. Pryor, 1,000; Dr. Reddy, 19,456; Mr. Robertson, 9,789; Mr. Sherwin, 7,101; and Mr. Shular, 6,826.

(3)	Includes 1,429 shares owned by Mr. Sherwin’s children, of which Mr. Sherwin disclaims beneficial ownership.

(4)	Includes 189,000 shares subject to outstanding options held by executive officers and directors and exercisable within 60 days and 104,195 performance restricted shares held by executive officers.

(5)	Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG reported on a Schedule 13G filed with the Securities and Exchange Commission on February 5, 2009 that as of December 31, 2008, they had sole voting power with respect to 1,063,580 shares and sole dispositive power with respect to 1,390,921 shares.

(6)	Keeley Asset Management Corp., an investment adviser in accordance with Rule 13d-1(b)(i)(E), reported on a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2009, that as of December 31, 2008, it had sole voting and sole dispositive power with respect to 1,222,465 shares.

(7)	Oppenheimer Funds, Inc., an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E), reported on a Schedule 13G filed with the Securities and Exchange Commission on January 26, 2009, that as of December 31, 2008, it had shared voting and shared dispositive power with respect to 1,152,411 shares.

(8)	Minneapolis Portfolio Management Group, LLC, an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E), reported on a Schedule 13G filed with the Securities and Exchange Commission on February 23, 2009, that as of December 31, 2008, it had sole voting and sole dispositive power with respect to 1,116,958 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers and persons who own 10% or more of our common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Directors, officers and 10% or greater shareholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of copies of forms that we have received, and written representations by our directors, officers and 10% or greater shareholders, all of our directors, officers and 10% or greater shareholders complied with all filing requirements applicable to them with respect to transactions in our equity securities during the fiscal year ended December 31, 2008.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This overview explains the 2008 outcomes of our various compensation plans for NEOs and illustrates the linkage between our compensation philosophy and our financial and shareholder return performance.

Our compensation philosophy is targeted at the competitive market median and is designed to attract, motivate and retain the type of executives we need to manage and grow our portfolio of businesses. In addition, our philosophy has a significant pay-for-performance component as reflected in the design of our executive incentive plans and provides opportunities for share ownership to match the interests of our NEOs and shareholders.

During 2008, our financial performance was below minimal expectations and share price performance was also below our performance in recent years. Specifically, our key measure of financial performance,

adjusted operating profit, declined from $63.8 million in 2007 to $46.5 million in 2008. Our share price declined from a closing price of $37.02 on December 31, 2007 to $12.72 on December 31, 2008.

The impact of our financial and shareholder return performance in 2008 on our executive compensation plans for our NEOs was as follows:

•	Salaries — We increased salaries at the beginning of 2008 based on outstanding 2007 performance. However, at the end of 2008, we elected to freeze salaries for the first part of 2009 due to our performance in 2008 and a lack of clarity about the economy and our performance going forward in 2009;

•	Management Performance Compensation Plan (MPCP) — Our financial performance was such that we did not pay annual incentives for 2008 financial performance, nor did we provide payouts for the achievement of individual goals and objectives;

•	Long-term Incentive Plan (LTIP) — The LTIP covering the 2006-2008 performance period paid out at maximum levels (150% of target) due to outstanding performance in 2006 and 2007 despite lower performance in 2008;

•	Stock Appreciation Rights (SAR) and Restricted Stock Grants — We made grants of SAR and time-based restricted stock in February 2008. Since that time, our share price has declined, meaning the SAR have no in-the-money value and the restricted share values are lower than the value upon grant; and

•	Existing Equity Grants — The decline in our share price during 2008 has eliminated or significantly reduced the value of SAR and restricted stock granted in years prior to 2008, mirroring the experience of our shareholders.

Compensation Philosophy and Objectives

Our long-standing compensation philosophy has three key objectives:

•	Attract, motivate and retain key executives with the ability to profitably grow our business portfolio;

•	Build a pay-for-performance environment targeted at the middle of the competitive market; and

•	Provide opportunities for share ownership to match the interests of our executives with our shareholders.

We achieved these objectives in 2008 as follows:

•	We did not need to attract any new NEOs and we retained all of our current NEOs in 2008. The compensation programs with a retention aspect include salaries, time-based restricted stock and our various retirement plans;

•	We created a pay-for-performance environment and motivated our NEOs through the use of various incentive plans, including the cash-based MPCP and the equity-based LTIP and SAR grants. Our pay-for-performance philosophy is significant in that we only pay incentives when warranted by financial performance as demonstrated by the fact that our MPCP and LTIP plans have paid out only about 50% of the time in the past ten years. We believe this set of outcomes over a long time period demonstrates the degree of difficulty of the performance targets associated with the MPCP and LTIP; and

•	Our equity-based plans, including the LTIP, SAR and restricted stock provide share ownership opportunities to our NEOs. We also have a seven-year holding period for restricted stock grants which begins after the end of the three-year vesting period to ensure continued share ownership.

Other aspects of our compensation programs designed to help achieve the above objectives include:

•	Salaries are targeted at the market median as defined by comparison with a peer group of companies of comparable size and industry and pay survey data provided by our outside consultant;

•	We provide MPCP and LTIP payout targets at the market median;

•	We set performance objectives for the MPCP and LTIP as follows:

•	Target performance objectives are set at the market median and usually reflect improved performance from the prior year;

•	Minimum performance objectives are set at levels below which we do not pay incentives; and

•	Maximum performance objectives are linked to payouts significantly above the market median.

•	As part of the MPCP, we also set subjective, but measurable, individual performance goals that, if met, will result in payment of another part of the competitive total pay package;

•	Our equity grants, including LTIP, SAR and restricted stock are targeted to result in payouts at the market median. Share price performance and, in the case of the LTIP, financial performance, above the target levels will result in compensation above market median levels;

•	We provide standard and competitive benefits programs, including health, life and other group benefits along with retirement and deferred compensation opportunities and a minimum of executive perquisites; and

•	We do not have ownership guidelines or requirements for the NEOs. However, we intend that the extended seven-year ownership period of restricted shares will increase the executives’ exposure to a loss of value, should the stock value fall below that on the date the shares were granted.

Overall, we believe our executive compensation programs are targeted at the market median, recognizing that individual NEOs may be higher or lower based on experience, individual performance and other factors.

Factors Influencing Compensation Decisions

All the members of the Compensation Committee are independent, non-employee directors. The Committee makes policy and strategy recommendations to the Board and has authority delegated from the Board to:

•	Implement executive pay decisions;

•	Design the base pay, incentive pay, and benefits for the top fourteen executives; and

•	Administer our equity incentive plans.

The Committee met seven times in 2008, including two teleconferences. Most meetings included an executive session during which management was not present. Most compensation decisions are finalized in the first quarter of each fiscal year. The Compensation Committee Charter, which discusses the Committee’s responsibilities on a more comprehensive basis, is available at www.beminc.com.

The Committee determines compensation elements and performance goals for the NEOs. The Committee relies on several resources to accomplish this task, including the services of Pearl Meyer & Partners (PM&P), an independent compensation consultant. The Committee also received input from the CEO with respect to salaries, incentives, and total pay for the other NEOs, as well as input from the other NEOs for the other eleven executives who are part of the Committee’s responsibility. In addition, the Committee reviews tally sheets of overall compensation element values and totals, primarily to identify any competitive issues, gain an understanding of the relative dollar values of each compensation element and to understand the magnitude of total compensation. Finally, the Committee reviews other business documents such as budgets, financial statements and management reports on our business activities in making its decisions.

Compensation Consultant and Comparative Pay Data

The Committee retained the services of PM&P in 2008 to conduct a competitive pay analysis for our top fourteen executives, including the NEOs. In addition, the Committee retained PM&P to review the overall executive incentive structure and make recommendations for changes that would be effective in the 2009 fiscal year. The Committee also approved management’s request to use PM&P services to help prepare this CD&A.

The Committee determined that providing this limited service to management did not impair PM&P’s independence in its services to the Committee.

PM&P based the competitive pay analysis, used to set base salary and total pay targets, on two sources of information. First, PM&P provided information from surveys published by CHiPS (Executive and Senior Management Total Compensation Survey (2007)), Mercer Human Resource Consulting (U.S. Executive Benchmark Database (2007)) and Watson Wyatt Worldwide (Top Management Compensation Survey (2007-08)). Each survey contained several hundred participants. Second, PM&P surveyed a selected peer group of companies.

The Committee used the information collected from the published surveys to determine market median salary and target annual and long-term award amounts to match our pay philosophy. The target for both salary and total direct pay (the sum of salary and target annual and long-term incentives) was the median of the companies represented in the published survey data provided by PM&P. Overall, total compensation was within 5-15% of the median for both the NEOs and the total group of fourteen executives reviewed by the Committee when compared to the survey data.

The Committee selected the peer group of companies used in the pay analysis, with PM&P’s assistance and input from management, by applying criteria to identify companies of similar size, complexity and in similar/aspirational positions on end users’ supply chains, as well as competitors for executive talent. The peer group had:

•	Reported 2007 annual revenue generally between 50% and 200% of our expected revenue for 2009;

•	Business-to-business operations, with sales to other companies rather than the ultimate consumer;

•	A durable-goods manufacturing focus; and

•	An orientation toward specialty products and advanced materials, with an emphasis on consumer electronics.

The resulting peer group and their 2007 revenue in millions consisted of:

Company	Revenue	Company	Revenue

Cabot Corp.	$2,616	RF Micro Devices Inc.	$956
Ferro Corp.	2,205	Kemet Corp.	850
Carpenter Technology	1,954	Integrated Device Technology, Inc.	781
Atmel Corp.	1,639	Ceradyne Inc.	757
Novellus Systems	1,570	Skyworks Solutions Inc.	742
Stepan Co.	1,330	Hutchinson Technology Inc.	716
Hexcel Corp.	1,171	CTS Corp.	686
Minerals Technologies Inc.	1,078	RTI International Metals Inc.	627
Technitrol Inc.	1,027	Coherent Inc.	601
OM Group Inc.	1,022	Haynes International Inc.	560

The median 2007 peer group revenues are $989 million, comparable to our 2007 revenues of $956 million. Cabot and Ferro were included because they are direct competitors for executive talent.

The Committee used the median pay data among CEOs and CFOs of the peer group as an additional checkpoint in determining salaries and targets for annual and long-term awards within a competitive total compensation pay opportunity for the executives. The peer group data showed our CEO and CFO at the 45th and 57th percentiles, respectively, for total compensation, within a competitive range of the market median target of the 50th percentile.

Total Compensation Mix for 2008

Our major direct compensation components consist of salary, an annual cash incentive and equity-based long-term incentives. The following table illustrates the relative pay mix, based on initial award values, for our NEOs if the target levels for the 2008 MPCP and the 2008-2010 LTIP are achieved. For simplicity and to illustrate the Committee’s key goals and objectives, we have only included the major direct pay programs:

					Equity
				Equity	Incentives -
				Incentives -	Retention
			MPCP at	Performance	(Restricted
Named Executive Officer	Title	Salary	Target	(LTIP & SAR)	Stock)	Total

Richard J. Hipple	Chairman, President & CEO	26.7%	20.0%	40.0%	13.3%	100.0%
John D. Grampa	Sr. VP, Finance & CFO	36.4%	20.0%	32.7%	10.9%	100.0%
Daniel A. Skoch	Sr. VP, Administration	37.0%	18.5%	33.3%	11.2%	100.0%
Dollar-Based Average		30.8%	19.7%	37.1%	12.4%	100.0%

Our long-standing pay-for-performance philosophy has caused the Committee to:

•	Set salaries, a fixed-cash payment, as a smaller part of total compensation for the NEOs;

•	Provide a greater portion of the NEOs’ total pay in performance-based pay, including the MPCP, LTIP and SAR grants. In 2008, LTIP grants represented 50% of the total equity incentive opportunities and SAR grants represented 25% of the equity opportunities offered to the NEOs; and

•	Provide an instrument targeted specifically at retention, time-based restricted stock grants, which represent 25% of the equity opportunities.

Overall, the table illustrates the following outcomes:

•	Cash-based pay, as well as short-term pay (salaries and MPCP) is about 50% of the total, with equity-based/long-term oriented pay representing the other 50%; and

•	Fixed pay (salaries and restricted stock) average about 43% of the total versus 57% of performance-based pay.

The Committee found that the pay mixes noted above are similar to market median data derived from the competitive pay analysis discussed in “Factors Influencing Compensation Decisions” and matched our compensation philosophy.

Executive Compensation Elements

To meet our objectives and reward executives for demonstrating the desired actions and behaviors, we compensate our executive officers through:

•	Salary;

•	MPCP;

•	Equity awards;

•	Payments upon severance and change-in-control;

•	Retirement and deferred compensation benefits;

•	Health and welfare benefits; and

•	Executive perquisites.

The following is an explanation of the reasons each pay element is included in the total compensation package of an executive; the intended value, targeted competitive level and targeted portion of total compensation for each pay element; the reasons behind that targeted value, competitive level and proportion of total pay; and the interaction, if any, of each pay element with the other pay elements.

Base Salary

For 2009, the Committee elected to defer consideration for any salary increases until mid-year. As such, NEO salaries in place during 2008 will continue into 2009. This action was taken because of the deteriorating economic climate at the end of 2008. The Committee expects to reconsider salary increases in mid-2009 based on economic conditions at that time.

Salaries directly affect the determination of life and disability benefits, which are set as a multiple of salary, and are considered in retirement benefit formulas, including deferral and matching contribution calculations for retirement benefits. Salary is also used as the basis for calculating annual incentive awards, as described below, and in calculating payments that may be paid upon a change in control, as described in “Other Potential Post-employment Payments.”

2008 MPCP

We established annual performance goals for the MPCP including objective financial performance goals and individual goals for 2008. Objective goals are based solely on financial measures, specifically operating profit and return on invested capital, which the Committee believes are the Company’s key success factors.

The target payouts as a percent of salary for 2008 were 65% for Mr. Hipple, 45% for Mr. Grampa and 40% for Mr. Skoch. Results were weighted 90% on the achievement of targeted levels of corporate operating profit and 10% on return on invested capital. Awards for individual goals are payable only if threshold financial performance is achieved and represent an additional 7% of salary at target for all NEOs.

The 2008 threshold, target and maximum goals for operating profit were $62.0 million, $68.0 million and $76.6 million, respectively. The target operating profit goal represented a 15.5% increase over adjusted operating profit in 2007. The 2008 threshold, target and maximum goals for return on invested capital were 10.6%, 11.2% and 12.5%, respectively. Return on invested capital for 2007 was 10.6% for comparison purposes.

The Committee set individual goals for the CEO in 2008 designed to focus attention on tasks important to our success. The accomplishment of these goals is a measurable, objective result. The CEO’s 2008 individual goals included:

•	Improved shareholder value;

•	Profitable increases in the Company’s critical mass;

•	Improved succession planning and organization development;

•	Increased Asian business base;

•	Continued development of a broader earnings base for the Company designed to achieve better earnings stability; and

•	Improved corporate-wide systems designed to reduce overall corporate risk.

2008 individual goals for the other NEOs also included environmental health and safety objectives and improvement of internal business processes.

The adjusted operating profit achieved in 2008 was $46.5 million, or below the threshold level. The adjusted return on invested capital for 2008 was 7.4%, also below the minimum threshold. As a result, no incentives were paid for annual financial results under the MPCP. Because the threshold financial objectives were not achieved, no payments were made for individual objectives to the NEOs, per the MPCP plan provisions.

Awards made from the MPCP are taken into account in pension benefit formulas and are used to determine deferral and matching contribution calculations for other retirement and deferred compensation benefits. They also may affect the calculation of payments that may be paid upon a change in control or other potential severance payments, as described below in “Other Potential Post-employment Payments”.

2007 MPCP Recalculation

As reported in our 2008 proxy statement, we made payments to each of our NEOs from the MPCP in February 2008 based on our 2007 performance. During late March 2008, we discovered an accounting error in our Williams Advanced Materials subsidiary which resulted in an overstatement of our operating profit for 2007. While the error did not require restatement of our financial statements for 2007, the correction did result in recalculation of corporate financial performance in the context of the 2007 MPCP from 172% to 148.8% of target which, in turn, resulted in recognition that there had been overpayments to Messrs. Hipple, Grampa and Skoch, in the amounts of $98,774, $34,452 and $29,232, respectively. During its meeting in May 2008, the Committee accepted management’s recommendation to recoup the amounts from incentive compensation expected to be paid in late 2008. However, as noted above, no incentives will be paid to the NEOs from the MPCP for 2008 performance. As a result, at its December 2008 meeting, the Committee agreed to accept surrender of performance restricted shares earned by the NEOs from the 2006-2008 LTIP awards in the amounts necessary to recoup the overpayments.

Equity Awards

Our equity award program is targeted at the market median for comparable long-term incentive programs among our pay survey group and peer group. As noted, the program for 2008 had three components, including:

•	The LTIP, which comprised 50% of the total equity/long-term incentive value. The LTIP is a combination of performance restricted shares and performance shares. Performance restricted shares consist of stock grants that will be forfeited if performance targets are not achieved during the performance period. Performance shares provide payment of cash at the end of the performance period, but only if performance exceeds target. LTIP values are earned based on the achievement of cumulative pre-determined operating profit targets over a three-year period (2008-2010);

•	SAR, which comprised 25% of the total equity value. SAR are granted at fair market value and gain value based on increases in the Company’s share price and, consequently, total shareholder return. SAR vest three years after the grant date, have a term of ten years and are settled in shares; and

•	Time-based restricted shares, the remaining 25% of the total equity value, were designed for retention purposes and are earned by NEOs based on the passage of time and continued employment. The restricted shares vest after three years of service, with the added stipulation that the net after-tax shares be held by the NEOs for an additional seven years, assuming continued employment, before the shares may be sold.

All components in 2008 were granted pursuant to the 2006 Stock Incentive Plan (the 2006 Plan). NEOs are required to forfeit outstanding awards and pay back any amounts realized from the above grants if they engage in activity deemed to be detrimental to the Company as defined in the equity award agreements.

The LTIP established each year for the NEOs is a three-year performance plan designed to promote the achievement of cumulative corporate operating profit goals.

In 2006, the LTIP was established using performance restricted and performance shares under our 2006 Plan with management objectives based on cumulative operating profit with a performance period of 2006-2008. The adjusted actual cumulative operating profit for 2006-2008 of $153.2 million exceeded the maximum end of the targeted range of $110 million (minimum, target and maximum were $88 million, $93 million and $110 million, respectively). As a result, the participants earned the maximum number of shares originally granted at the beginning of 2006. The 2006 LTIP award was designed such that, once the targeted performance objective is achieved, results above the targeted level will be paid in cash based on the average of the high and low prices of Brush common stock on December 31, 2008. The Committee intended that the cash realized on above-target performance be used to pay the income taxes associated with the earned performance restricted shares. In this way, the Committee believes that more of the shares earned by the NEOs will be retained, after taxes are paid on the total incentive awards.

In 2007, and again in 2008, the Committee established three-year LTIPs using both performance restricted shares and performance shares under our 2006 Plan, with objectives based on cumulative operating profit for the period from 2007-2009 and 2008-2010. Payouts, if any, will be payable in early 2010 and 2011, respectively. The Committee designed these awards such that, once target performance is attained and the performance restricted shares are earned, results above the targeted level will be paid in performance shares. A cumulative operating profit threshold must be met before any payout is attained. However, should the cumulative operating profit threshold not be met, and our stock performance during the three-year performance period is in the top quartile compared to the Russell 2000, then a payout can be made, but only at the threshold (25% of target) level.

The relative values of total compensation among comparable companies in the survey data are the most important determining factors in setting the long-term incentive amounts, along with consideration of the experience, responsibilities and performance of the executive. The equity grants currently held by each NEO are not taken into consideration in making new grants to that NEO.

The Committee is solely responsible for the grant of equity awards. The awards traditionally are granted in February after the Company’s annual earnings have been announced. In February of 2007 the Committee adopted Stock Award Administrative Procedure Guidelines related to the various forms of equity grants designed to formalize the process of establishing the date of grant, grant prices at fair market value and other administrative practices appropriate to equity grants to executives.

The amounts realized by the NEOs from the LTIP, but not the amounts realized from the SAR and restricted stock, are taken into account in the pension benefit formulas and used for determining deferral and matching contribution calculations for other retirement benefits. None of the equity awards are included in compensation for purposes of determining any other benefit amount, except that they may affect calculation of payments that may be paid upon a change in control or other potential severance payments, as described below in “Other Potential Post-employment Payments.”

Severance Payments and Payments Upon a Change-in-Control

Each NEO is party to a Severance Agreement which provides two-year severance benefits in the event of involuntary termination of employment by us, other than for cause or gross misconduct, or if he resigns as a result of a reduction in his salary or incentive pay opportunity, provided that such a reduction in salary or incentive pay opportunity is not part of a general reduction in compensation opportunity for all officers. The Severance Agreements were adopted at a time of transition to a new CEO with the objective to help secure the continued employment of each NEO through and beyond this time of change.

The Severance Agreements also provide each NEO with benefits in specified circumstances following a change in control. The triggering events for a change in control are described in the section entitled “Other Potential Post-employment Payments”. When the Committee chose these triggering events in July 2008, they were understood to be competitive and appropriate at that time, and were based primarily on advice from legal counsel as well as their own experiences with other companies they had been associated with during their careers. If the NEO resigns for defined “Good Reason”, or his employment is terminated by the Company for reasons other than for cause during the three years following a change in control, he will receive three-year severance benefits, as described under “Other Potential Post-employment Payments.” In addition, the NEO can resign for any reason during the 30-day period following the first anniversary of a change in control. The NEO also receives these benefits if any employment change occurs during discussions with any third party that results in a change in control.

The Committee adopted a “gross-up” provision in February 2007 for the “parachute tax” under the Internal Revenue Code Section 280G in the context of a change in control. The “parachute tax” applies to separation compensation beyond a determined cap as defined under Section 280G. Average W-2 compensation for the prior five years is used in calculating the cap. The Committee decided a “gross-up” feature was appropriate because the CEO was new to his role and the cap would be determined by his compensation in a lesser capacity and the Company had been in a turnaround situation for five years prior to 2007. Based on this logic, the Committee also included a sunset provision in the “gross-up” feature so that it would automatically end five years after adoption.

The Committee believes the Severance Agreements are an important part of the competitive executive compensation package, because they help ensure the continuity and stability and provide protection to the NEOs. The Committee also believes the Severance Agreements reduce the NEOs’ interest in working against a potential change in control and help to minimize interruptions in business operations by reducing any concerns they have of being terminated prematurely and without cause during an ownership transition. In exchange, each NEO agrees not to compete while employed or for two years after an involuntary termination of employment; nor to solicit any employees, agents, or consultants to terminate their relationship with us; and to protect our confidential information. Each NEO also assigns to the Company any intellectual property rights to any discoveries, inventions or improvements made while employed by us or within one year after his employment terminates.

Retirement Benefits

We provide a variety of plans and benefits to our NEOs that fall under the heading of retirement and deferred compensation benefits, including:

•	Brush Engineered Materials Inc. Pension Plan (the Pension Plan);

•	Special awards;

•	Savings and Investment Plan (401(k) Plan); and

•	Executive Deferred Compensation Plan II (EDCP II).

The special awards are designed to make up for Internal Revenue Code limitations associated with the Pension Plan for the NEOs, while the EDCP II is designed to make up for similar limitations related to the 401(k) Plan. The Committee believed each of these programs to be necessary from a competitive viewpoint and for retention purposes.

Pension Plan

The Pension Plan is the primary vehicle for providing retirement compensation to all employees and is a tax-qualified defined benefit pension plan. All the NEOs participate in the Pension Plan. Before June 1, 2005, the benefit formula was 50% of final average earnings over the highest five consecutive years minus 50% of the annual Social Security benefit with the result prorated for service of less than 35 years. Effective as of May 31, 2005, we froze the benefit under the prior formula for all employees including the NEOs.

Beginning June 1, 2005, the Pension Plan formula was reduced for all participants, including the NEOs, to 1% of each year’s compensation, as defined in the Pension Plan. The retirement benefit for these individuals will be equal to the sum of that earned as of May 31, 2005 and that earned under the new formula for service after May 31, 2005. However, because the amount of compensation that may be included in the formula for calculating pension benefits and the amount of benefit that may be accumulated in the Pension Plan are limited by the Internal Revenue Code, the NEOs will not receive a Pension Plan benefit equal to 1% of their total pay.

The tax code limitations associated with the Pension Plan are taken into account by the Committee in determining amounts intended to supplement retirement income for the NEOs, such as the special awards described below. The benefit accumulated under the Pension Plan does not affect any other element of compensation for the named executives, except to the extent it is included in the calculation of payments that may be paid upon a change in control or other potential severance payments, as described below in “Other Potential Post-employment Payments.”

Special Awards

As noted, the NEOs will not receive a full benefit from the Pension Plan and we do not provide a supplemental retirement plan for our NEOs. At its December 2, 2008 meeting, the Committee exercised its discretion to authorize special awards in lieu of a supplemental retirement benefit plan for Messrs. Hipple, Grampa and Skoch in the amounts of $177,850, $114,120 and $131,770, respectively, all of which were paid in January 2009.

The amounts of these payments were derived by making assumptions regarding future anticipated earnings and actuarially calculating a present value benefit equivalent to what would have been accrued if we had a supplemental retirement benefit plan in effect. This calculation used the reduced Pension Plan formula for all service after May 31, 2005. The Committee added an additional five years of service to the calculation as part of Mr. Hipple’s overall compensation package upon his becoming CEO. No obligation exists for future special awards of any type and the Company does not have any liabilities for such future payments.

These payments may be taken into account in calculating future supplemental retirement amounts, if any are awarded. They also affect the calculation of payments that may be paid upon a change in control or other potential severance payments, as described below in “Other Potential Post-employment Payments,” but generally are not intended to affect the amounts of any other compensation element for the NEOs.

401(k) Plan

The 401(k) Plan is a tax-qualified defined contribution plan. All of the NEOs participate in this plan as part of their competitive total compensation package. The 401(k) Plan offers the NEOs and all other employees the opportunity to defer income. In addition, we made a matching contribution to each employee equal to 50% of the first 6% of compensation deferred by the employee for 2008 but have reduced the match to 25% for 2009.

This compensation element is tax-deferred and is not intended to affect the value of any other compensation element, but the amount of contributions that may be made under the 401(k) plan may affect calculation of payments that may be paid upon a change in control or other potential severance payments, as described below in “Other Potential Post-employment Payments.”

EDCP II

In 2004, the Committee established the EDCP II to replace the Key Employee Share Option Plan (KESOP) which is described in the section entitled “2008 Nonqualified Deferred Compensation”. The EDCP II provides an opportunity for the NEOs to defer a portion of their compensation. The EDCP II also provides a nonelective deferred compensation credit to each NEO’s account in an amount equal to 3% of the NEO’s annual compensation above the qualified plan limit in 2008 and 1 1/2% in 2009. The limit for 2008 was $230,000, as determined under the Internal Revenue Code. The Committee considers this contribution to be a replacement for the loss of any 401(k) Plan matching contribution that otherwise would have been attributable to compensation earned over the qualified plan limit. Earnings are credited to each NEO’s account based on his choice of investment alternatives from a list provided by the Committee.

This compensation element is tax-deferred and is not intended to affect the value of any other compensation element.

Health and Welfare Benefits

The NEOs participate in group life, health and disability programs provided to all salaried employees. Except for periodic executive physicals, no other special health or welfare benefits are provided for the NEOs. Almost all of the value of these benefits is not taxable and does not affect the value of any other elements of compensation for the NEOs, but they may affect calculation of payments that may be paid upon a change in control or other potential severance payments, as described below in “Other Potential Post-employment Payments.”

Perquisites

We pay for financial planning services, to a maximum of $12,500 each year for each NEO, and annual dues for various club memberships for the NEOs, subject to Committee approval. The Committee believes that such memberships provide the NEOs with important contacts within the business community and provide a good environment for business entertainment needs.

These benefits are included in taxable income, and do not affect the determination of retirement benefits. They are not expected to affect the value of any other elements of compensation for the NEOs, except to the extent that they may affect calculation of payments that may be paid upon a change in control or other potential severance payments, as described below in “Other Potential Post-employment Payments.”

Accounting and Tax Effects

The Committee considers both the financial reporting and the taxation of compensation elements in its decision-making process. The Committee seeks a balance between the Company’s best interests, fair treatment for the executives and minimizing taxation of the compensation offered to the executive while maximizing immediate deductibility.

The Committee designed the severance plans for all executives, except the NEOs, to reduce amounts payable that otherwise would have been subject to an excise tax known as “excess golden parachute payments” as defined under Internal Revenue Code section 280G. The Committee is also aware of Internal Revenue Code Section 162(m), which limits deductions for compensation paid to individual NEOs (with the exception of the CFO) in excess of $1 million. In response, the Committee designs much of the total compensation package of the NEOs to qualify for the exemption of “performance-based” compensation from the deductibility limit. However, the Committee reserves the right to design and use compensation instruments that may not be deductible within the rules of Internal Revenue Code section 162(m), if those instruments are in the Company’s best interests.

2009 Compensation Mix Change

The Committee made several changes to the total compensation mix, beginning in 2009. First, the Committee increased the annual and equity opportunity for the NEOs to the new market medians based on information derived from the PM&P data developed during 2008. These changes are shown in the table below:

	2008 Annual	2008 Equity	2009 Annual	2009 Equity
	Incentive	Incentive	Incentive	Incentive
Named Executive Officers	Opportunity	Opportunity	Opportunity	Opportunity

Richard J. Hipple	75%	200%	100%	230%
John D. Grampa	55%	120%	60%	130%
Daniel A. Skoch	50%	120%	55%	130%

The above changes were made to ensure that our total compensation program remains targeted at the competitive market median, based on our pay philosophy. In addition, the changes place greater emphasis on variable compensation versus fixed salary compensation, again linking closely to our pay philosophy.

Second, the Committee eliminated the three-year equity-based LTIP and reallocated the values associated with it. Specifically, 50% of the former LTIP opportunity was shifted to the 2009 MPCP, with the remaining 50% of the LTIP value to be allocated to SAR. These changes are summarized in the table below:

				Reallocated	Reallocated	Reallocated
	2009 Annual	2009 Equity	Total 2009	2009 Annual	2009 Equity	Total 2009
	Incentive	Incentive	Incentive	Incentive	Incentive	Incentive
Named Executive Officers	Opportunity	Opportunity	Opportunity	Opportunity	Opportunity	Opportunity

Richard J. Hipple	100%	230%	330%	157.5%	172.5%	330%
John D. Grampa	60%	130%	190%	92.5%	97.5%	190%
Daniel A. Skoch	55%	130%	185%	87.5%	97.5%	185%

The Committee found these changes to be necessary because of the difficulty inherent in setting long-term financial performance objectives for the LTIP. Specifically, the timing and magnitude of the cyclicality associated with our major customers’ businesses renders setting such goals extremely difficult. The resulting volatility introduces a “lottery” effect to the LTIP, which the Committee believes is counter to the underlying incentive motive of such a plan. The Committee believes such volatility has been reflected in the LTIP over the past ten years in which performance outcomes and the associated payouts have oscillated from below threshold to above maximum.

The Committee believes we have better success forecasting on an annual basis, which accounts for the shift in values to the MPCP for 2009. The Committee intends to use the additional allocation to the 2009 MPCP to create a relative performance measure based on return on invested capital versus the peer group. This measure is designed to motivate participants to use capital more efficiently, which we believe will lead to the creation of shareholder value.

The reallocations from the LTIP to SAR does not require forecasting and will serve to increase the emphasis placed on share price appreciation, which is a key aspect of our pay philosophy.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2008.

The foregoing report has been furnished by the Compensation Committee of the Board of Directors.

N. Mohan Reddy (Chairman)

Vinod M. Khilnani

William P. Madar

William R. Robertson

John Sherwin, Jr.

Notwithstanding anything to the contrary as set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this proxy statement, in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings other than our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

2008 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our Chief Executive Officer and our other named executives who served in such capacities during the fiscal year ended December 31, 2008 (the Named Executive Officers):

							Change in
							Pension
						Non-Equity	Value and
						Incentive	Non-qualified
				Stock	Option	Plan	Deferred	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation
Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	Earnings ($)(6)	($)(7)	Total

Richard J. Hipple	2008	680,092	177,850	226,404	318,762	181,858	24,136	103,002	1,712,104
Chairman, President and Chief	2007	649,056	163,750	592,979	252,355	1,512,038	14,949	67,484	3,252,611
Executive Officer	2006	448,615	163,750	386,633	101,442	702,187	14,547	225,396	2,042,570
John D. Grampa	2008	342,642	114,120	93,850	105,568	63,243	37,126	47,668	804,217
Sr. Vice President Finance	2007	328,471	61,882	187,882	85,471	829,080	20,199	41,424	1,554,409
and Chief Financial Officer	2006	289,419	61,882	186,266	36,369	369,836	18,614	260,006	1,222,392
Daniel A. Skoch	2008	327,068	131,770	101,931	103,746	63,243	66,330	56,765	850,853
Sr. Vice President,	2007	314,046	88,625	192,433	84,475	788,580	24,548	47,994	1,540,701
Administration	2006	289,419	88,625	187,170	36,369	377,623	23,970	288,122	1,291,298

(1)	“Salary” includes deferred compensation to the 401(k) plan in the amounts of $18,800, $13,800 and $20,500 for Messrs. Hipple, Grampa and Skoch, respectively.

(2)	In 2008 the Compensation Committee again exercised its discretion to authorize special awards in lieu of a supplemental retirement benefit plan.

(3)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of performance restricted shares (PRS) and restricted stock (RS) granted in 2008 as well as prior fiscal years, in accordance with SFAS 123(R). Pursuant to Securities and Exchange Commission (SEC) rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. At the time of the 2006 grant, the Fair Market Value was defined by the plan as the average of the high and low of Brush Engineered Materials’ common stock prices on the date of grant. The first amendment to the 2006 Stock Incentive Plan changed the definition of Fair Market Value to the closing price of the common stock. For the 2007 and 2008 grants of PRS and PS, the fair market value was determined by the closing price of Brush Engineered Materials’ common stock on the date of grant. See Note K to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for the assumptions used in calculating such expense. See the “2008 Grants of Plan-Based Awards” table for information on awards made in 2008. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the NEOs.

(4)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of the SAR granted to each of the NEOs in 2006, 2007 and 2008 in accordance with SFAS 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note K to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for assumptions used in calculating such expense. See the “2008 Grants of Plan-Based Awards” table for information on SAR granted in 2008. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value that will be recognized by the NEOs.

(5)	These amounts represent the payments made in February 2009 under the 2006-2008 LTIP. There will not be a payment in February 2009 for the MPCP for the year ended December 31, 2008.

(6)	Amounts in this column represent the change in pension value for the year 2008. There were no earnings in excess of 120% of the long-term applicable federal rate in effect during 2008 for the KESOP and EDCP II plans discussed in detail starting on page 31 of this proxy statement.

(7)	For all the NEOs, “All Other Compensation” for 2008 includes the Company match to the 401(k) plan, reimbursement of club dues and a Company contribution to the EDCP II. For Mr. Hipple, club dues were $18,331. In addition, “All Other Compensation” includes financial planning fees paid for Messrs. Hipple,

Grampa and Skoch, group term life premiums for Messrs. Hipple and Grampa and the Company’s contribution to the Health Savings Account for Mr. Skoch.

2008 GRANTS OF PLAN-BASED AWARDS

We currently are utilizing three incentive plans that provide executives opportunities to earn cash or stock compensation. The MPCP provides cash compensation for annual performance. The 2006 Stock Incentive Plan provides opportunities for equity-based compensation for service and performance for periods of more than one year. The LTIP annually provides a series of performance restricted share and performance share compensation opportunities, each of which are for performance for periods of three years.

The following table sets forth information concerning annual incentive cash awards, grants of SAR, PRS and PS to the NEOs during the fiscal year ended December 31, 2008 as well as estimated future payouts under those incentive plans. See the CD&A for further discussion of these incentive plans and these types of grants and the reason for these types of grants starting on page 19.

									All Other
								All Other	Option
								Stock	Awards:		Grant Date
		Estimated Future Payouts			Estimated Future Payouts			Awards:	Number of	Exercise or	Fair Value
		Under Non-Equity Incentive			Under Equity Incentive			Number	Securities	Base Price of	of Stock
		Plan Awards			Plan Awards(1)			of Shares	Underlying	Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	of Stock	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	or Units (#)(2)	(#)(3)	($/Sh)	($)(4)
Richard J. Hipple	2/15/2008	—	490,464	980,928	3,652	14,609	21,914	7,304			202,905
	2/15/2008								11,102	27.78	155,983
John D. Grampa	2/15/2008	—	178,464	356,928	1,104	4,416	6,624	4,205			116,898
	2/15/2008								3,356	27.78	49,962
Daniel A. Skoch	2/15/2008	—	153,972	307,944	1,054	4,215	6,323	5,108			141,900
	2/15/2008								3,203	27.78	45,002

(1)	Under the 2008-2010 LTIP, performance restricted shares and performance shares were granted. The performance shares will be paid in cash if defined management objectives have been attained at a level between the target and maximum levels of achievement.

(2)	This column shows the RS granted in 2008.

(3)	This column shows the SAR that were granted in 2008. These SAR become fully exercisable and vest 100% after three years.

(4)	These amounts represent the full fair market value of each equity award made in 2008 to each NEO. These amounts are calculated in the same manner our financial statement expense for those grants is calculated under SFAS 123(R). That expense value will be spread over the vesting period of the grant, if time-based, or over the expected life of the grant, if performance-based. A brief explanation of how the rules of SFAS 123(R) were applied in calculating this value can be found in Note K of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Executive Employment Arrangements

None of the NEOs has an employment agreement. However, each NEO has a Severance Agreement that provides the executive with three-year severance benefits upon termination or significant change in the duties of the executive as a result of a change in control as defined in the agreement, and two-year severance benefits in the event of certain involuntary terminations. Discussion of the payouts provided for under various termination situations is set forth in the section “Other Potential Post- Employment Payments” below.

Base Salary

The Compensation Committee annually reviews and adjusts base pay, in keeping with the overall objectives, pay philosophy and relative position with comparable companies, all as discussed in more detail in the CD&A.

Bonuses

Bonus compensation in 2008, as shown in the “2008 Summary Compensation Table,” consisted of discretionary amounts paid in lieu of supplemental retirement benefits, as discussed in more detail in the CD&A under the section entitled “Special Awards.”

Non-equity Incentive Plan Compensation

Non-equity Incentive Plan Compensation paid for 2008 consisted of the cash paid under the LTIP. The earn-out of performance awards under the LTIP plan was based solely on predetermined financial targets tied to operating profit. The LTIPs are discussed in more detail in the CD&A.

For 2008, base salaries and bonuses (including amounts deferred to the 401(k) plan) as a percentage of total compensation shown in the “2008 Summary Compensation Table”, were 50.1% for Mr. Hipple; 56.8% for Mr. Grampa; and 53.9% for Mr. Skoch.

Stock Awards

Stock-based awards under the LTIP and the 2006 Stock Incentive Plan during 2008 were made in the form of SAR, PRS, PS and RS. Descriptions and the reason for these types of grants are in the CD&A.

Grants of RS, PRS and PS, the SFAS 123(R) expense for which is disclosed in the “2008 Summary Compensation Table,” were made in 2006, 2007 and 2008. The RS vest after three years from the date of grant and the PRS and PS vest after three years subject to the achievement of specified performance criteria (one of which is cumulative operating profit), as discussed more fully in the CD&A.

2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
								Equity
								Incentive
								Plan
								Awards:
							Equity	Market or
							Incentive	Payout
							Plan	Value of
		Number of				Market Value	Awards:	Unearned
	Number of	Securities			Number of	of Shares	Number of	Shares,
	Securities	Underlying			Shares or	or Units	Unearned	Units or Other
	Underlying	Unexercised	Option		Units of	of Stock	Shares, Units	Rights
	Unexercised	Options (#)	Exercise	Option	Stock That	That	or Other Rights	That Have
	Options (#)	Unexercisable	Price	Expiration	Have Not	Have Not	That Have Not	Not Vested
Name	Exercisable	(1)	($)	Date	Vested (#)(2)	Vested ($)(3)	Vested (#)(4)	($)(3)

Richard J. Hipple	9,000	—	17.075	2/3/2014
	10,000	—	17.68	2/8/2015
	8,000	—	14.10	4/29/2015
	—	38,700	24.03	5/2/2016
	—	15,000	44.72	2/15/2017
	—	11,102	27.78	2/15/2018
					17,228	219,140
							34,459	438,318

	27,000	64,802

John D. Grampa	8,000	—	15.97	2/1/2010
	10,000	—	22.43	2/6/2011
	15,000	—	12.15	2/5/2012
	15,000	—	17.075	2/3/2014
	15,000	—	17.68	2/8/2015
	—	14,000	24.03	5/2/2016
	—	4,550	44.72	2/15/2017
	—	3,356	27.78	2/15/2018
					7,208	91,686
							10,416	132,492

	63,000	21,906

Daniel A. Skoch	12,000	—	22.43	2/6/2011
	15,000	—	12.15	2/5/2012
	15,000	—	17.075	2/3/2014
	15,000	—	17.68	2/8/2015
	—	14,000	24.03	5/2/2016
	—	4,400	44.72	2/15/2017
	—	3,203	27.78	2/15/2018
					7,972	101,404
							9,945	126,500

	57,000	21,603

The column entitled “Equity Incentive Plan Awards, Number of Securities Underlying Unexercised Unearned Options” to this table has been omitted because no awards were reportable thereunder.

(1)	These amounts represent the SAR that were granted in 2008, 2007 and 2006. These SAR vest 100% after three years. The SAR expiring on 5/2/2016 were granted on 5/2/2006, the SAR expiring on 2/15/2017 were granted on 2/15/2007 and the SAR expiring on 2/15/2018 were granted on 2/15/2008.

(2)	Restricted shares were granted to Messrs. Hipple, Grampa and Skoch on February 15, 2007 and February 15, 2008. Shares are subject to forfeiture if these executives are not continuously employed for a three-year period from the date of grant.

(3)	Amounts in these columns were calculated using the December 31, 2008 Brush Engineered Materials Inc. common stock closing price of $12.72 times the number of shares in the preceding column.

(4)	These awards represent the performance restricted shares and performance shares that were granted under the 2007-2009 and 2008-2010 LTIPs.

2008 OPTION EXERCISES AND STOCK VESTED

	Stock Awards
	Number of
	Shares Acquired	Value Realized
	on Vesting (#)	on Vesting ($)

Richard J. Hipple	29,121	370,419
John D. Grampa	10,127	128,815
Daniel A. Skoch	10,127	128,815

The columns under the heading entitled “Option Awards” to this table have been omitted because no stock options were reportable thereunder.

2008 PENSION BENEFITS

		Number of	Present	Payments
		Years Credited	Value of	During Last
		Service	Accumulated	Fiscal Year
Name	Plan Name	(#)	Benefit ($)	($)

	Brush Engineered Materials Inc.
Richard J. Hipple	Pension Plan	7	106,849	—
	Brush Engineered Materials Inc.
John D. Grampa	Pension Plan	10	208,881	—
	Brush Engineered Materials Inc.
Daniel A. Skoch	Pension Plan	25	503,021	—

Assumptions:

•	Measurement Date: December 31, 2008

•	Interest Rate for Present Value: 6.15%

•	Mortality (Pre-commencement): None

•	Mortality (Post-commencement): RP-2000 Mortality Table (separate male and female rates)

•	Withdrawal and disability rates: None

•	Retirement rates: None prior to Age 65, except age 64 for Mr. Skoch

•	Normal Retirement Age: Age 65, except age 64 for Mr. Skoch as explained in the narrative below

•	Accumulated benefit is calculated based on credited service and pay as of December 31, 2008

•	All results shown are estimates only; actual benefits will be based on data, pay and service at time of retirement

The Brush Engineered Materials Inc. Pension Plan (qualified pension plan) is a defined benefit plan under which Messrs. Hipple, Grampa and Skoch are currently accruing benefits. Effective as of the close of business on May 31, 2005, the benefit under the prior formula for Messrs. Hipple, Grampa and Skoch (50% of final average earnings over highest 5 consecutive years minus 50% of annual Social Security benefit, the result prorated for service less than 35 years) was frozen. The frozen annual benefits as of May 31, 2005, payable beginning at age 65 as a single life annuity, for Messrs. Hipple, Grampa and Skoch are $9,855; $17,252 and $54,856, respectively. Credited service for pension benefit purposes as of May 31, 2005 for Messrs. Hipple, Grampa and Skoch is 3, 6 and 21, respectively.

Beginning June 1, 2005, the qualified pension plan formula was changed for Messrs. Hipple, Grampa and Skoch to 1% of each year’s earnings.  The retirement benefit for these individuals will be equal to the sum of that earned as of May 31, 2005 and that earned under the new formula for service after May 31, 2005.

The “2008 Pension Benefits” table shows for Messrs. Hipple, Grampa and Skoch the number of years of credited service, present value of accumulated benefit and payments during the last fiscal year under the qualified pension plan. We do not sponsor any other qualified or nonqualified defined benefit plan that provides benefits to Messrs. Hipple, Grampa and Skoch.

The “Present Value of Accumulated Benefit” is the lump-sum value as of December 31, 2008 of the annual pension benefit that was earned as of December 31, 2008 that would be payable under the qualified pension plan for Messrs. Hipple, Grampa and Skoch for life beginning at their normal retirement age. The normal retirement age is defined as age 65 in the qualified pension plan. Certain assumptions were used to determine the lump-sum value and to determine the annual pension that is payable beginning at normal retirement age. Those assumptions are described immediately following the “2008 Pension Benefits” table.

If the participant terminates employment before completing 10 years of service, the annuity may not commence prior to age 65. If the participant terminates employment after completing 10 years of service, the annuity may commence as early as age 55 and is reduced 6.67% per year between ages 60 and 65 and 3.33% per year between ages 55 and 60 based on the participant’s age at commencement, if the benefit commences prior to normal retirement age. An unreduced benefit is available commencing at age 62 for those participants who terminate after age 55 with at least 30 years of service. At year end 2008, Messrs. Grampa and Skoch had attained early retirement eligibility and Mr. Hipple had not attained early retirement eligibility. Mr. Skoch is the only named executive who may become eligible to commence his benefit on an unreduced basis prior to age 65. Assuming continued uninterrupted employment with the Company, Mr. Skoch would reach 30 years of service at the end of the month in which he attains age 64.

Benefits provided under the qualified pension plan are based on compensation up to a compensation limit under the Internal Revenue Code (which was $230,000 in 2008). In addition, benefits provided under the qualified pension plan may not exceed a benefit limit under the Internal Revenue Code (which was $185,000 payable as a single life annuity beginning at normal retirement age in 2008).

Compensation is generally equal to the total amount that is included in income (such as regular base salary, incentive compensation under any form of incentive compensation plan, sales commissions and performance restricted shares of stock at the time these shares are includable in the participant’s gross income for Federal income tax purposes), plus salary reduction amounts under sections 125 and 401(k) of the Internal Revenue Code. The annual salary and bonus for the current year for Messrs. Hipple, Grampa and Skoch is indicated in the “2008 Summary Compensation Table”. Each year’s compensation for the qualified pension plan is limited by the compensation limits under the Internal Revenue Code.

Generally, a participant’s years of credited service are based on the years an employee participates in the qualified pension plan. However, in certain cases, credit for service prior to participation in the qualified pension plan is granted. Such cases include employment with the Company in a position that is not eligible for participation in the qualified pension plan and service with a predecessor employer. The years of credited service for Messrs. Hipple and Grampa are based only on their service while eligible for participation in the qualified pension plan. The years of credited service for Mr. Skoch include service for the period June 29, 1983 through December 1, 1985 during which time he was covered under The S.K. Wellman Corp. Retirement Plan for Salaried Employees. All S.K. Wellman Corp. salaried employees who had transferred to Brush Wellman Inc. as salaried employees prior to May 4, 1986 and were still employed after May 4, 1986, receive credited service under the qualified pension plan equal to their credited service under The S.K. Wellman Corp. Retirement Plan for Salaried Employees at the time of their transfer. Mr. Skoch received a lump-sum payment during January 1987 in lieu of the benefit he had accrued for the period June 29, 1983 through December 1, 1985 under The S.K. Wellman Corp. Retirement Plan for Salaried Employees. Mr. Skoch’s accrued benefit under the qualified pension plan has been offset for the benefit for which he received this lump-sum payment.

Lump sums are available under the qualified pension plan only for the portion of the participant’s benefit that was accrued prior to July 1, 1992. Mr. Skoch is eligible to elect to receive the portion of his benefit that was accrued prior to July 1, 1992 as a lump sum with the remaining portion of his benefit payable in the form of an annuity with monthly benefit payments. Messrs. Hipple and Grampa are eligible only to have their benefits payable in the form of an annuity with monthly benefit payments.

The qualified pension plan was designed to provide tax-qualified pension benefits for most of our employees. Benefits under the qualified pension plan are funded by an irrevocable tax-exempt trust. An executive’s benefits under the qualified pension plan are payable from the assets held by the tax-exempt trust.

2008 NONQUALIFIED DEFERRED COMPENSATION

We maintain two nonqualified arrangements for executives, the Key Employee Share Option Plan and the Executive Deferred Compensation Plan II. A primary purpose of each is to provide benefits in the event a participant’s compensation exceeds the amount of compensation that may be taken into account for deferring income and matching contributions under the Brush Engineered Materials Inc. Savings and Investment Plan.

Key Employee Share Option Plan

The KESOP was established in 1998 to provide executives with options to purchase property other than our common stock (in this case, options to purchase certain mutual fund shares as further described below), which options replace a portion of the executive’s compensation. The options cover property with an initial value equal to the amount of compensation they replace, divided by 75%, with an exercise price equal to the difference between that amount and the amount of compensation replaced (in other words, 25% of the fair market value of the option property). Thus, the executive may receive the increase or decrease in market value of the entire amount of the property covered by the option, including the exercise price. Due to the American Jobs Creation Act of 2004 which added section 409A to the Internal Revenue Code, the KESOP was frozen effective December 31, 2004. Moreover, options for purchase of property that did not become exercisable prior to 2005 under the KESOP and corresponding elections under the KESOP were cancelled. Each participant who had such KESOP options and elections cancelled received payment in the amount of the cancelled deferrals. Eligibility to participate and the property (consisting of shares of mutual funds) subject to the KESOP options were determined by the Compensation Committee of the Board. Mutual fund selection was intended to be the same or similar to that offered under the 401(k) plan, but was not required. Executives were permitted to select among those mutual funds to determine those covered by the options obtained by them as a result of their compensation elections, but generally were not permitted to change that selection once made.

Although the KESOP was frozen as noted above, options that became exercisable prior to January 1, 2005 and which have not as yet been exercised remain on the books for some executives.

The KESOP balance of each executive is equal to the most recent closing price of the mutual funds under the options accumulated by the executive as of the end of the year. To obtain the portion of this balance based on any particular option, however, the executive must pay the 25% exercise price set when the option was granted. In addition to potential gains through changes in the market value for the underlying mutual funds, the executive may accumulate value whenever any dividends or other cash distributions are made relative to those mutual funds. Starting with dividends for the year ending December 31, 2004, the value of any such dividends or distributions is credited to the executive’s EDCP II account (see discussion below of the EDCP II) as part of the compensation deferred under that program.

Unless the amount of mutual funds available under an option is adjusted as a result of a stock split, merger, divestiture, consolidation or other corporate transaction or unless other property is substituted for the mutual fund shares originally subject to the option, an option becomes exercisable 184 days after the grant of the option and remains exercisable at any time after that date until the earlier of the fifteenth anniversary of the grant or the third anniversary of the executive’s termination of employment. If any adjustment in the number of mutual fund shares or any substitution of new property occurs, the exercise period will be interrupted for 184 days and the deadline to exercise will be extended by 184 days, but not more than 5 years beyond the original exercise deadline. Any option not exercised by the deadline may not be exercised after that.

The KESOP is unfunded. The options obligation for each executive is maintained in a book reserve account. We are under no obligation to set aside funds specifically designated to satisfy this obligation or to invest in any of the optioned mutual funds selected by the executive. However, we maintain a trust, as part of the general assets of the Company, intended to hold property for use in meeting this obligation, unless we become insolvent. In that case, the assets in the trust would be available to satisfy our creditors just as any other general assets of the Company, before the option property would be delivered. In other words, each executive participating in the KESOP is an unsecured general creditor of the Company with respect to the value of the property optioned as his KESOP benefits.

When an option is exercised, the executive pays the applicable exercise price to the Company and we deliver to the executive the underlying property, which may have been obtained and held as general assets of the Company before the option was exercised. The value of the underlying property delivered, less the exercise price paid, is treated as taxable income to the executive and he must pay the Company for any income taxes or other payroll taxes required to be withheld by the Company on that income. We may take an income tax deduction for the value of the property delivered, reduced by the exercise price paid.

No executive may transfer or sell his KESOP options during his life, except for a transfer, for no pay and only as approved by the Committee, to a member of the executive’s immediate family, to a trust for the benefit of such a family member or to a partnership consisting only of such family members as partners. Upon an executive’s death, his KESOP options will pass to his beneficiaries or estate, but they must be exercised before the earlier of the original deadline or the first anniversary of his death. No other transfers or withdrawals are permitted under the KESOP.

The latest exercise deadline for any existing KESOP options is June 30, 2019. As noted earlier, options may expire earlier, within three years of the executive’s termination of employment.

Executive Deferred Compensation Plan II

The EDCP II provides executives an opportunity to make deferral elections generally not permitted under the 401(k) plan. Internal Revenue Code section 401(a)(17) limits the amount of compensation that may be taken into account for deferrals under the 401(k) plan. For 2008, that limit was $230,000. Each executive may elect each year to defer all or any portion of the sum of his Management Performance Compensation Plan payouts payable in cash for that year, plus the portion of his base salary for that year that is in excess of the compensation limit under Internal Revenue Code section 401(a)(17). In addition, we provide a non-elective deferral currently equal to three percent (3%) of his total compensation in excess of the Internal Revenue Code section 401(a)(17) limit (his Excess Compensation) designed to reflect the employer matching contribution not permitted under the 401(k) plan because of the Internal Revenue Code section 401(a)(17) compensation limit. Credits in amounts equal to the value of any dividends or other cash distributions payable from mutual funds optioned to the executive under the KESOP (see discussion of the KESOP above) are also credited to the executive’s EDCP II account balance starting with dividends for the year 2004.

The compensation deferrals credited to each executive are credited with earnings at a rate equal to the return on hypothetical investments selected by the executive from a list of mutual funds identified by the Compensation Committee of the Board. Investment selection is intended to be the same or similar to that offered under the 401(k) plan, but this is not required. The executive’s investment selection is used only to determine earnings credits on the compensation deferrals under the EDCP II. We are not obligated to invest any funds in the mutual funds selected by the executive. Earnings returns will change from year to year.

The EDCP II is unfunded. Deferred compensation credits and related earnings credits for each executive are maintained in a book reserve account. We are under no obligation to set aside funds specifically designated to pay these deferred income amounts. However, we maintain a trust, as part of the general assets of the Company, intended to pay these deferred income amounts, unless we become insolvent. In that case, the assets in the trust would be available to satisfy creditors of the Company, just as any other general assets of the Company, before the deferred income amounts would be paid. In other words, each executive participating in the EDCP II is an unsecured general creditor of the Company with respect to the payment of his EDCP II benefits.

Upon termination of employment for any reason other than death, distribution from the EDCP II will be made as a lump sum or installments over three or five years, as elected by the executive when the deferral election was initially made. If no distribution election was made, the benefit will be paid in a lump sum. If the executive dies before his full EDCP II account is distributed, any remaining balance credited to that account will be paid to his beneficiary in a single lump sum.

Distribution will be made or begin 60 days following the executive’s termination of employment (or as soon as practicable after that date), except that in the case of certain specified executives section 409A of the Internal Revenue Code requires that payment not be made earlier than six months after he separates from service for any reason other than death. Distribution or withdrawal for any other reason is not permitted under the EDCP II.

2008 NONQUALIFIED DEFERRED COMPENSATION TABLE

The “2008 Nonqualified Deferred Compensation Table” shows deferrals to the EDCP II by Brush Engineered Materials on behalf of each NEO for 2008 earnings, if applicable, credited to his EDCP II account and KESOP account for 2008, any distributions made from his KESOP account during 2008, and the aggregate balance of his EDCP II credits and KESOP credits as of December 31, 2008.

		Executive	Registrant	Aggregate	Aggregate	Aggregate
		Contributions in	Contributions in	Earnings	Withdrawals/	Balance
		Last FY	Last FY	in Last FY	Distributions	at Last FYE
		($)(1)	($)(2)	($)(3)	($)	($)(4)

Richard J. Hipple	KESOP	—	—	(4,944)	—	9,774
	EDCP II	—	67,066	(52,832)	—	78,544
John D. Grampa	KESOP	—	—	(524)	—	1,073
	EDCP II	—	31,101	(29,168)	—	46,263
Daniel A. Skoch	KESOP	—	—	(14,430)	—	24,064
	EDCP II	—	29,575	(31,259)	—	50,208

For years before 2006, amounts deferred under either plan by each executive were not reported separately from his reported compensation and no above-market earnings were realized or reported, but Company contributions to the plans were included in All Other Compensation in the “Summary Compensation Table(s).”

(1)	There were no executive contributions credited to either plan in 2008.

(2)	Amounts in this column are also included in the “All Other Compensation” column of the “2008 Summary Compensation Table.”

(3)	These negative earnings include dividends credited in 2007 for the KESOP, which were credited under the EDCP II in the amounts as follows: Mr. Hipple $227; Mr. Grampa $0; and Mr. Skoch $1,134.

(4)	The Aggregate Balance as of Last FYE for the KESOP for each of the executive officers listed above rep- resents the net amount due the participant upon exercise (i.e., net of the 25% option price due back to the Company).

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

The Company has entered into severance agreements with the NEOs to help ensure the continuity and stability of our senior management. The other incentive arrangements maintained by the Company also provide for payments to be made to the NEOs upon certain terminations of employment.

Severance Agreements

Basic Severance Benefits.  The severance agreements provide that if the executive’s employment is terminated by the Company or one of its affiliates except for cause or gross misconduct, or if he resigns as a result of a reduction in his salary or incentive pay opportunity, severance benefits will apply. Severance benefits include rights to:

•	a lump-sum payment of two times salary and incentive compensation;

•	a lump-sum payment of two times any special award paid in lieu of benefits under the Company’s former Supplemental Retirement Benefit Plan for the year in which termination occurs;

•	the continuation of retiree medical and life insurance benefits for two years;

•	a lump-sum payment of two times the benefit under the Company’s Executive Deferred Compensation Plan II for the year in which termination occurs;

•	a lump-sum payment equal to the sum of the present value of any bonus he would have received under any long-term incentive plan, including the earn out of any performance restricted shares;

•	any retirement benefits he would have earned under the Company’s qualified retirement plans during the next two years; and

•	reasonable fees for outplacement services, up to a maximum of $20,000.

In addition, all equity incentive awards vest, and all stock options become fully exercisable, if the severance benefits are applicable.

Change in Control Severance Benefits.  In the event of a “change in control” of the Company, as defined in these agreements, and if the executive’s employment is terminated by the Company or one of its affiliates except for cause, or he resigns within one month after the first anniversary of the change, or the nature and scope of his duties worsens or certain other adverse changes occur and the Board of Directors so decides (referred to in the table below as Good Reason Termination), the executives are entitled to receive similar severance benefits based on a three-year period, plus the cash value of certain other benefits (such as club dues and financial counseling) (collectively, the Change in Control Benefits). A termination or demotion following the commencement of discussions with a third party which ultimately results in a change in control will also activate the Change in Control Benefits. The severance agreements include a tax gross-up provision under section 280G of the Internal Revenue Code that will apply until February 8, 2012. Payment of the Change in Control Benefits under the severance agreements are subject to the tax gross up for the first five years and thereafter are subject to a reduction in order to avoid the application of the excise tax on “excess parachute payments” under the Internal Revenue Code, but only if the reduction would increase the net after-tax amount received by the executive. In addition, the Company must secure payment of the Change in Control Benefits under the severance agreements through a trust that is to be funded upon the change in control, and amounts due but not timely paid earn interest at the prime rate plus 4%. The Company must pay attorneys’ fees and expenses incurred by an executive in enforcing his right to Change in Control Benefits under his severance agreement.

Nonsolicitation and Noncompetition Provisions.  Under the severance agreements, each executive agrees not to solicit any of our employees, agents or consultants to terminate their relationship with us, to protect our confidential business information and not to compete with the Company during employment or for a period of (i) two years following termination of the executive’s employment by the Company or one of its affiliates except for cause or gross misconduct, or if he resigns as a result of a reduction in his salary or incentive pay opportunity or (ii) one year following a termination of employment for any other reason. Each executive also assigns to us any intellectual property rights he may otherwise have to any discoveries, inventions or improvements made while in our employ or within one year thereafter.

Section 409A of the Internal Revenue Code.  In July of 2008, the severance agreements were amended and restated to comply with the documentary compliance requirements of Section 409A of the Internal Revenue Code. Section 409A generally became effective January 1, 2005, and covers most programs that defer receipt of compensation to a succeeding year, including the severance agreements. Section 409A provides strict rules for the timing of payouts, including a six-month delay for payments made in connection with a termination of employment, which is now reflected in the severance agreements.

Amounts Payable Under Severance Agreements.  The following table sets forth the amounts payable under the severance agreements. Note that this table does not include any benefits payable to the NEO under the retirement plan(s) of the Company or any subsidiary (see page 29), or any payout to the NEO under the Company’s Key Employee Share Option Plan or the Executive Deferred Compensation Plan II (see pages 31-33).

Additional information about the amounts payable to the NEO in the event of retirement, death or permanent disability is presented separately after the table.

	Richard J. Hipple		John D. Grampa		Daniel A. Skoch
		Involuntary or		Involuntary or		Involuntary or
	Involuntary Not	Good Reason	Involuntary Not	Good Reason	Involuntary Not	Good Reason
	For Cause	Termination after	For Cause	Termination after	For Cause	Termination after
	Termination	a Change in Control	Termination	a Change in Control	Termination	a Change in Control

Base Salary/Annual Bonus	$3,010,380	$4,515,570	$1,276,440	$1,914,660	$1,187,224	$1,780,836
LTIP Bonus	798,225	798,225	258,129	258,129	252,282	252,282
Welfare Benefits	32,506	48,759	23,916	35,874	29,358	44,037
Additional Benefits Under
Retirement Plans	51,409	77,114	59,359	89,038	56,290	84,435
SRBP Replacement Benefits	355,700	533,550	263,540	395,310	228,240	342,360
Nonelective Contribution Credit Under EDCP II	134,026	201,039	62,166	93,249	59,114	88,671
Perquisites	20,000	91,493	20,000	47,867	20,000	62,837
Annual MPCP Bonus	N/A	490,646	N/A	178,464	N/A	153,972
Stock Options/SAR Accelerated Vesting	—	—	—	—	—	—
Restricted Stock Accelerated Vesting	219,140	219,140	91,686	91,686	101,404	101,404

Total Without Gross-up	$4,621,386	$6,975,536	$2,055,236	$3,104,277	$1,933,912	$2,910,834
280G Gross-Up Payment(1)	N/A	3,452,618	N/A	1,327,664	N/A	1,127,484
Total With Gross-Up	$4,621,386	$10,428,154	$2,055,236	$4,431,941	$1,933,912	$4,038,318

(1)	The severance agreements include a tax gross-up provision under section 280G of the Internal Revenue Code that will apply for five years from the date of the agreement.

BENEFITS PAYABLE UPON RETIREMENT, DEATH OR DISABILITY UNDER INCENTIVE PLANS

Annual and Long-term Cash Incentive Plans

Management Performance Compensation Plan (MPCP).  The NEO are participants in the Company’s MPCP, which provides for annual, single-sum cash payments that are based on achieving preestablished financial objectives and qualitative performance factors. Generally, an executive must be employed on the last day of the plan year in order to receive an award under the MPCP. However, if an executive retires under a retirement plan of the Company or any subsidiary during a plan year, the executive will receive an award pro-rated to the beginning of the month following the executive’s retirement date.

2006 Stock Incentive Plan

In March 2006, the Company adopted the Brush Engineered Materials Inc. 2006 Stock Incentive Plan (the 2006 Plan). The 2006 Plan authorizes the Compensation Committee to provide equity-based compensation in the form of performance restricted shares, performance shares, performance units, restricted shares, option rights, stock appreciation rights and restricted stock units for the purpose of providing incentives and rewards for superior performance.

Performance Restricted Shares (PRS) and Performance Shares (PS).  Each of the NEOs has received grants of PRS and PS under the 2006 Plan. The award agreements provide that all PRS will immediately vest if the executive dies or becomes permanently disabled while employed by the Company or any subsidiary during the applicable performance period. Assuming a termination of employment due to death or permanent disability on December 31, 2008, the value of accelerated vesting of the PRS would have been $808,738, $261,307 and $255,316 for Messrs. Hipple, Grampa and Skoch, respectively. In addition, if the executive retires, a pro-rata portion of the PRS will vest at the end of the applicable performance period, provided that management objectives have been attained. Assuming a termination of employment due to retirement on

December 31, 2008, the value of pro-rata accelerated vesting of the PRS would have been $538,747, $179,695 and $177,406 for Messrs. Hipple, Grampa and Skoch, respectively.

Stock Options and Stock Appreciation Rights.  Each of the NEOs has received grants of stock options and/or stock appreciation rights under the 2006 Plan. The award agreements generally provide that awards terminate 190 days after termination of employment. However, the award agreements also provide that all awards will immediately vest if the executive dies while employed by the Company or any subsidiary or retires under a retirement plan of the Company or any subsidiary. At the discretion of the Committee, all awards will immediately vest upon a termination of the executive’s employment under circumstances determined by the Board to be for the convenience of the Company. Assuming a termination of employment due to death, retirement or upon a termination of employment described in the preceding sentence on December 31, 2008, the value of any accelerated vesting of the awards would have been $0 for each of Messrs. Hipple, Grampa and Skoch, as the closing price on December 31, 2008 was lower than the grant price of each of the SAR grants.

RELATED PARTY TRANSACTIONS

In 2002, we entered into life insurance agreements with six employees, including Mr. Skoch, and purchased life insurance policies pursuant to those agreements. These agreements, and the policies, which are owned by the employees, remain outstanding, and the portions of the premiums we paid are treated as loans to the employees, secured by the insurance policies, for financial purposes. The agreements require the employees to maintain the policies’ cash surrender values in amounts at least equal to the outstanding loan balances. Mr. Skoch’s principal balance, which has not changed since inception, is $39,951. Interest on the loans is based on the applicable federal rate, which is currently 4.4%. Mr. Skoch paid $1,851 in interest for the year.

We recognize that transactions between any of our directors or executive officers and us can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of our shareholders. Pursuant to its charter, the Governance and Organization Committee considers and makes recommendations to the Board with regard to possible conflicts of interest of Board members or management. The Board then makes a determination as to whether to approve the transaction.

The Governance and Organization Committee reviews all relationships and transactions in which Brush Engineered Materials and its directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our Secretary is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions in order to enable the Governance and Organization Committee to determine, based on the facts and circumstances, whether Brush or a related person has a direct or indirect material interest in the transaction. As set forth in the Governance and Organization Committee’s charter, in the course of the review of a potentially material-related person transaction, the Governance and Organization Committee considers:

•	The nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to Brush;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of Brush; and

•	any other matters the Governance and Organization Committee deems appropriate.

Based on this review, the Governance and Organization Committee will determine whether to approve or ratify any transaction which is directly or indirectly material to Brush or a related person.

Any member of the Governance and Organization Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote with respect to the approval or ratification of the transaction; however, such director may be counted in determining the presence of a quorum at a meeting of the Governance and Organization Committee that considers the transaction.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the annual report with management, and discussed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firms’s independence.

The Committee discussed with the Company’s internal auditors and the independent registered public accounting firm the overall scope and plans for the respective audits. The Audit Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held six meetings during 2008.

In reliance on these reviews and discussions, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

The current Audit Committee charter is available on our website at www.beminc.com.

William B. Lawrence (Chairman)
Albert C. Bersticker
Joseph P. Keithley
William G. Pryor
Craig S. Shular

2. AMEND THE CODE OF REGULATIONS TO ALLOW THE BOARD OF DIRECTORS TO
AMEND THE CODE OF REGULATIONS TO THE EXTENT PERMITTED BY OHIO LAW.

On October 12, 2006, the Ohio Revised Code was amended to allow boards of directors of Ohio corporations to make certain amendments to their codes of regulations without shareholder approval so long as such amendments do not divest or limit the shareholders’ power to adopt, amend or repeal the regulations of the corporation. Our Amended and Restated Code of Regulations currently requires that all amendments be approved by shareholders. Many jurisdictions, such as Delaware, allow the board of directors of a corporation to amend the bylaws without shareholder approval. The Ohio Revised Code now gives Ohio corporations similar flexibility, subject to statutory limitations that prohibit directors from amending the regulations to effect changes in certain areas deemed by the Ohio legislature to be important substantive rights, such as to:

•	Specify the percentage of shares a shareholder must hold in order to call a special meeting;

•	Specify the length of time period required for notice of a shareholders’ meeting;

•	Specify that shares that have not yet been fully paid can have voting rights;

•	Specify requirements for a quorum at a shareholders’ meeting;

•	Prohibit shareholder or director actions from being authorized or taken without a meeting;

•	Define terms of office for directors or provide for classification of directors;

•	Require greater than a majority vote of shareholders to remove directors without cause;

•	Establish requirements for a quorum at directors’ meetings, or specify the required vote for an action of the directors;

•	Delegate authority to committees of the board to adopt, amend or repeal regulations; or

•	Remove the requirement that a control share acquisition of an issuing public corporation be approved by shareholders of the acquired corporation.

The proposed amendment to our code of regulations reflects this change by allowing the Board of Directors to amend the code of regulations in the future to the extent permitted by Ohio law. Accordingly, the Board would be able to make ministerial and other changes to the code of regulations without the time-consuming and expensive process of seeking shareholder approval, which would be required if this proposal is not adopted. Under Ohio law, we will be required to promptly provide shareholders with any amendments that the Board of Directors makes to the code of regulations if this proposal is adopted.

The full text of Section 39 of the code of regulations, as it is proposed to be amended, is set forth below, marked to show changes from the current provision contained in the code of regulations. The full text of the code of regulations, as amended and restated to give effect to the amendment, is attached as Appendix A to this proxy statement.

39. Amendments. Except as otherwise provided by law or by the Amended and Restated Articles of Incorporation or this Amended and Restated Code of Regulations, these Regulations or any of them may be amended in any respect or repealed at any time, either (i) by the affirmative vote of the holders of a majority of the voting power of the Corporation, voting together as a single class, or (ii) to the extent as may be permitted by Chapter 1701 of the Ohio Revised Code in effect from time to time, by the Board of Directors.

Approval of Proposal 2 requires the affirmative vote of the holders of shares entitling them to exercise not less than a majority of our voting power. Unless otherwise directed, shares represented by proxy will be voted FOR the approval of Proposal 2. Accordingly, abstentions and broker non-votes will have the effect of a vote against Proposal 2.

The Board of Directors of Brush Engineered Materials unanimously recommends a vote FOR Proposal 2 to adopt the amendment to the Amended and Restated Code of Regulations.

3. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm for the year 2009 and presents this selection to the shareholders for ratification. Ernst & Young LLP will audit our consolidated financial statements for the year 2009 and perform other permissible, preapproved services. Representatives of Ernst & Young LLP are expected to be present at the 2009 annual meeting. These representatives will have the opportunity to make a statement if they desire to do so and will respond to appropriate questions.

Preapproval Policy for External Auditing Services

The Audit Committee has established a policy regarding preapproval of all audit and non-audit services expected to be performed by our independent registered public accounting firm, including the scope of and estimated fees for such services. Our independent registered public accounting firm, after consultation with management, will submit a budget, based on guidelines set forth in the policy, for the Audit Committee’s approval for its annual audit and associated quarterly reviews and procedures. Management, after consultation with our independent registered public accounting firm, will submit a budget, based on guidelines set forth in the policy, for the Audit Committee’s approval for audit-related, tax and other services to be provided by our independent registered public accounting firm for the upcoming fiscal year. The policy prohibits our independent registered public accounting firm from providing certain services described in the policy as prohibited services. The Audit Committee approved all of the estimated fees described below under the heading “External Audit Fees.”

External Audit Fees

	2008	2007

Audit Fees	$1,435,500	$1,573,000
Audit-related Fees	54,000	50,000
Tax Fees	344,900	174,600
All Other Fees	0	0

Total	$1,834,400	$1,797,600

Audit Fees

Audit fees consist of fees billed for professional services rendered for the integrated audit of our consolidated financial statements and the effectiveness of internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports and audits in connection with statutory requirements.

Audit-related Fees

Audit-related services principally include the audit of financial statements of our employee benefit plans.

Tax Fees

Tax fees include corporate tax compliance, tax advice and tax planning.

All Other Fees

We had no fees included in “All Other Fees” during 2008 or 2007.

Approval of Proposal 3 requires the affirmative vote of the holders of a majority of the votes cast at the 2009 annual meeting. Unless otherwise directed, shares represented by proxy will be voted FOR the approval of Proposal 3. Because abstentions and broker non-votes will not be considered as votes cast, they will have no effect on Proposal 3.

The Board of Directors of Brush Engineered Materials unanimously recommends a vote FOR Proposal 3 to ratify Ernst & Young LLP as the independent registered public accounting firm for the year 2009.

SHAREHOLDER PROPOSALS

We must receive by November 26, 2009, any proposal of a shareholder intended to be presented at the 2010 annual meeting of Brush Engineered Materials’ shareholders and to be included in our proxy, notice of meeting and proxy statement related to the 2010 annual meeting pursuant to Rule 14a-8 under the Exchange Act. These proposals should be submitted by certified mail, return receipt requested. Proposals of shareholders submitted outside the processes of Rule 14a-8 under the Exchange Act in connection with the 2010 annual meeting must be received by us on or before the date determined in accordance with our code of regulations or they will be considered untimely under Rule 14a-4(c) of the Exchange Act. Under our code of regulations, proposals generally must be received by us no fewer than 60 and no more than 90 days before an annual meeting. However, if the date of a meeting is more than ten days from the anniversary of the previous year’s meeting and we do not give notice of the meeting at least 75 days in advance, proposals must be received within ten days from the date of our notice. Our proxy related to the 2010 annual meeting of Brush Engineered Materials’ shareholders will give discretionary authority to the proxy holders to vote with respect to all proposals submitted outside the processes of Rule 14a-8 received by us after the date determined in accordance with our code of regulations.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Shareholders to be held on May 6, 2009.

This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our 2008 Annual Report, are available free of charge at http://www.shareholder.com/BW/annual.cfm.

OTHER MATTERS

We do not know of any matters to be brought before the meeting except as indicated in the notice. However, if any other matters properly come before the meeting for action of which we did not have notice prior to February 6, 2009, or that applicable laws otherwise permit proxies to vote on a discretionary basis, it is intended that the person authorized under solicited proxies may vote or act thereon in accordance with his or her own judgment.

By order of the Board of Directors,

Brush Engineered Materials Inc.

Michael C. Hasychak
Secretary

Mayfield Hts., Ohio
March 26, 2009

Appendix A

AMENDED AND RESTATED CODE OF REGULATIONS
OF
BRUSH ENGINEERED MATERIALS INC.

Shareholder Meetings

1. Time And Place Of Meetings.  All meetings of the shareholders for the election of directors or for any other purpose will be held at such time and place, within or without the State of Ohio, as may be designated by the Board of Directors or, in the absence of a designation by the Board of Directors, the Chairman of the Board of Directors, if any (the “Chairman”), the President, the Secretary or any other individual entitled to give notice pursuant to Regulation 4. The time of the meeting shall be stated in the notice of meeting. The Board of Directors may postpone and reschedule any previously scheduled annual or special meeting of the shareholders.

2. Annual Meeting.  An annual meeting of the shareholders will be held at such time and place as may be designated pursuant to Regulation 1, at which meeting the shareholders will elect directors to succeed those directors whose terms expire at such meeting and will transact such other business as may be brought properly before the meeting in accordance with Regulation 9. If the annual meeting is not held or if the number of directors elected thereat is not sufficient to replace the directors whose terms expire at that meeting and to fill all other vacancies, directors may be elected at a special meeting called for the purpose of electing directors.

3. Special Meetings.  (a) Special meetings of shareholders may be called by the Chairman, by the President, by a Vice President, by a majority of the Board of Directors acting with or without a meeting or by any person or persons who hold not less than 50% of all the shares outstanding and entitled to be voted on any proposal to be submitted at the meeting to be called. Special meetings of the holders of shares that are entitled to call a special meeting by virtue of any Preferred Stock Designation may call such meetings in the manner and for the purposes provided in the applicable terms of such Preferred Stock Designation. For purposes of this Amended and Restated Code of Regulations, “Preferred Stock Designation” means the express terms of shares of any class or series of capital stock of the Corporation, whether now or hereafter issued, with rights to distributions senior to those of the Common Stock including, without limitation, any relative, participating, optional or other special rights and privileges of, and any qualifications or restrictions on, such shares.

(b) Upon written request by any person or persons entitled to call a meeting of shareholders delivered in person or by registered mail to the President or the Secretary, such officer shall forthwith cause notice of the meeting to be given to the shareholders entitled to notice of such meeting in accordance with Regulation 4. If such notice shall not be given within 60 days after the delivery or mailing of such request, the person or persons requesting the meeting may fix the time of the meeting and give, or cause to be given, notice in the manner provided in Regulation 4.

4. Notice Of Meetings.  Written notice of every meeting of the shareholders called in accordance with these Regulations (including any postponed and rescheduled meeting), stating the time, place and purposes for which the meeting is called, will be given by or at the direction of the President, a Vice President, the Secretary or an Assistant Secretary (or in case of their refusal to give notice by the person or persons entitled to call the meeting under Regulation 3). Such notice will be given by personal delivery, by mail or by electronic medium not fewer than 7 nor more than 60 calendar days before the date of the meeting to each shareholder of record entitled to notice of such meeting. If such notice is mailed, it shall be addressed to the shareholders at their respective addresses as they appear on the records of the Corporation, and notice shall be deemed to have been given on the day so mailed. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

5. Inspectors.  Inspectors of election may be appointed to act at any meeting of shareholders in accordance with Ohio law.

6. Shareholder Lists.  At any meeting of shareholders, an alphabetically arranged list, or classified lists, of the shareholders of record as of the applicable record date who are entitled to vote, showing their respective addresses and the number and classes of shares held by each, shall be produced on the request of any shareholder.

7. Quorum.  To constitute a quorum at any meeting of shareholders, there shall be present, in person or by proxy, shareholders of record entitled to exercise not less than a majority of the voting power of the Corporation in respect of any one of the purposes for which the meeting is called, unless a greater or lesser number is expressly provided for with respect to a particular class or series of capital stock by the terms of any applicable Preferred Stock Designation. Except as may be otherwise provided in any Preferred Stock Designation, the holders of a majority of the voting power of the Corporation represented in person or by proxy at a meeting of shareholders, whether or not a quorum be present, may adjourn the meeting from time to time. For purposes of this Amended and Restated Code of Regulations, “voting power of the Corporation” means the aggregate voting power of (a) all the outstanding shares of Common Stock of the Corporation and (b) all the outstanding shares of any class or series of capital stock of the Corporation that has (i) rights to distributions senior to those of the Common Stock including, without limitation, any relative, participating, optional or other special rights and privileges of, and any qualifications or restrictions on, such shares and (ii) voting rights entitling such shares to vote generally in the election of directors.

8. Voting.  Except as otherwise expressly required by law, the Amended and Restated Articles of Incorporation or this Amended and Restated Code of Regulations, at any meeting of shareholders at which a quorum is present, a majority of the votes cast, whether in person or by proxy, on any matter properly brought before such meeting in accordance with Regulation 9 will be the act of the shareholders. An abstention shall not represent a vote cast. A shareholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing with the Secretary written notice of revocation or a later appointment. The vote upon any question brought before a meeting of the shareholders may be by voice vote, unless otherwise required by law, the Amended and Restated Articles of Incorporation or this Amended and Restated Code of Regulations or unless the presiding officer otherwise determines. Every vote taken by written ballot will be counted by the inspectors of election, if inspectors of election are appointed.

9. Order Of Business.  (a) The Chairman, or such other officer of the Corporation as is designated by a majority of the total number of directors that the Corporation would have if there were no vacancies on the Board of Directors (such number being referred to as the “Whole Board”), will call meetings of shareholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of shareholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including, without limitation, (i) by imposing restrictions on the persons (other than shareholders of the Corporation or their duly appointed proxies) who may attend any such shareholders’ meeting, (ii) by ascertaining whether any shareholder or his proxy may be excluded from any meeting of shareholders based upon the presiding officer’s determination that any such person has unduly disrupted or is likely to disrupt the proceedings of the meeting and (iii) by determining the circumstances in which and time at which any person may make a statement or ask questions at any meeting of shareholders.

(b) At an annual meeting of the shareholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the President, a Vice President, the Secretary or an Assistant Secretary in accordance with Regulation 4, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board or (iii) otherwise properly requested to be brought before the meeting by a shareholder of the Corporation in accordance with Regulation 9(c).

(c) For business to be properly requested by a shareholder to be brought before an annual meeting, the shareholder must (i) be a shareholder of the Corporation of record at the time of the giving of the notice for such annual meeting as provided for in this Amended and Restated Code of Regulations, (ii) be entitled to vote at such meeting and (iii) have given timely written notice of the request to the Secretary. To be timely, a

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shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not fewer than 60 nor more than 90 calendar days prior to the annual meeting; provided, however, that in the event public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting and the annual meeting is held on a date more than ten calendar days before or after the first anniversary of the date on which the prior year’s annual meeting was held, notice by the shareholder, to be timely, must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting. A shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business and of the beneficial owner, if other than the shareholder, on whose behalf the proposal is made, (C) the class and number of shares of the Corporation that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if other than the shareholder, on whose behalf the proposal is made and (D) any material interest of the shareholder proposing such business and the beneficial owner, if other than the shareholder, on whose behalf the proposal is made in such business. Notwithstanding the foregoing provisions of this Amended and Restated Code of Regulations, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Regulation 9(c). For purposes of this Regulation 9(c) and Regulation 14, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or publicly filed by the Corporation with any national securities exchange or quotation service through which the Corporation’s stock is listed or traded, or furnished by the Corporation to its shareholders. Nothing in this Regulation 9(c) will be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

(d) At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the President, a Vice President, the Secretary or an Assistant Secretary (or in case of their failure to give any required notice, the other persons entitled to give notice) in accordance with Regulation 4 or (ii) otherwise brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board.

(e) The determination of whether any business sought to be brought before any annual or special meeting of the shareholders is properly brought before such meeting in accordance with this Regulation 9 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.

10. Report To Shareholders.  At the annual meeting, or at the meeting held in lieu thereof, the officers of the Corporation shall lay before the shareholders a financial statement as required by statute.

11. Action Without A Meeting.  Any action that may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting in a writing or writings signed by all of the shareholders who would be entitled to notice of a meeting for such purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.

DIRECTORS

12. Function.  Except where the law, the Amended and Restated Articles of Incorporation or this Amended and Restated Code of Regulations requires action to be authorized or taken by the shareholders, all of the authority of the Corporation shall be exercised by or under the direction of the Board of Directors.

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13. Number, Terms And Election Of Directors.  (a) The directors of the corporation, other than those who may be expressly elected by virtue of the terms of any Preferred Stock Designation, shall be classified with respect to the rime for which they severally hold office into three classes. Except as may be otherwise provided in any Preferred Stock Designation, each class will consist of not less than three directors, unless and until the number of directors of any such class is changed in accordance with this Regulation 13. The number of directors of any class will be determined from time to time by (i) the affirmative vote of the holders of a majority of the voting power of the Corporation, voting together as a single class, or (ii) a vote of a majority of the Whole Board, provided that the number of directors of any class changed by a vote of a majority of the Whole Board shall not differ by more than one from the number of directors of such class as last fixed by the shareholders.

(b) The directors first appointed to Class I will hold office for a term expiring at the annual meeting of shareholders to be held in 2001; the directors first appointed to Class II will hold office for a term expiring at the annual meeting of shareholders to be held in 2002; and the directors first appointed to Class III will hold office for a term expiring at the annual meeting of shareholders to be held in 2003. The members of each class will hold office until their successors are elected. At each annual meeting beginning in 2001, directors will be elected for a term of three years from the date of their election and until the election of their successors.

(c) At each annual meeting of the shareholders of the Corporation, the successors to the directors whose terms expire at that meeting shall be elected by a plurality of all the votes cast at such meeting. Cumulative voting in the election of directors shall be permitted as provided by statute. Election of directors of the Corporation need not be by written ballot unless requested by the presiding officer or by the holders of a majority of the voting power of the Corporation present in person or represented by proxy at a meeting of the shareholders at which directors are to be elected. Directors may also be elected by a majority of the votes cast at a special meeting called for the purpose of electing directors or as may otherwise be provided by any Preferred Stock Designation.

14. Newly Created Directorships And Vacancies.  Except as may be otherwise provided in any Preferred Stock Designation, any vacancy (including newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other cause) may be filled by (i) the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, (ii) sole remaining director or (iii) the affirmative vote of the holders of a majority of the Voting Power of the Corporation, voting together as a single class, after a vote to increase the number of directors at a meeting called for that purpose in accordance with this Amended and Restated Code of Regulations. Any director elected in accordance with this Regulation 14, any Preferred Stock Designation or applicable statute will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor has been elected.

15. Removal.  Except as may otherwise be provided by any Preferred Stock Designation, all Directors, for whatever terms elected, shall hold office subject to applicable statutory provisions as to the creation of vacancies and removal. No decrease in the number of directors constituting the Board of Directors may shorten the term of any incumbent director.

16. Nominations Of Directors; Election.  (a) Except as may be otherwise provided in any Preferred Stock Designation, only persons who are nominated in accordance with this Regulation 16 will be eligible for election at a meeting of shareholders to be members of the Board of Directors of the Corporation.

(b) Nominations of persons for election as directors of the Corporation may be made only at a meeting of shareholders (i) by or at the direction of the Board of Directors or a committee thereof or (ii) by any shareholder who is a shareholder of record at the time of giving of notice provided for in this Regulation 16, who is entitled to vote for the election of directors at such meeting, and who complies with the procedures set forth in this Regulation 16. All nominations by shareholders must be made to the Secretary in proper written form and must be timely.

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(c) To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, in the case of a special meeting of the shareholders, at the time the meeting request is made in accordance with Regulation 3, or, in the case of an annual meeting, not fewer than 60 nor more than 90 calendar days prior to such annual meeting; provided, however, that in the event that public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting and the annual meeting is held on a date more than one week before or after the first anniversary of the date on which the prior year’s annual meeting, was held, notice by the shareholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting.

(d) To be in proper written form, such shareholder’s notice must set forth or include:

(i) the name and address, as they appear on the Corporation’s books, of the shareholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made;

(ii) a representation that the shareholder giving the notice is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice;

(iii) the class and number of shares of stock of the Corporation owned beneficially and of record by the shareholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made;

(iv) a description of all arrangements or understandings between or among any of (A) the shareholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice;

(v) such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and

(vi) the signed consent of each nominee to serve as a director of the Corporation if so elected.

(e) The presiding officer of any annual meeting may, if the facts warrant, determine that a nomination was not made in accordance with this Regulation 16, and if he or she should so determine, he or she will so declare to the meeting, and the defective nomination will be disregarded. Notwithstanding the foregoing provisions of this Regulation 16, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Regulation 16.

17. Resignation.  Any director may resign at any time by giving written notice of his resignation to the Chairman or the Secretary. Any resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such written notice.

18. Regular Meetings.  Regular meetings of the Board of Directors shall be held immediately after the annual meeting of the shareholders and at such other time and place either within or without the State of Ohio as may from time to time be determined by a majority of the Whole Board. Notice of regular meetings of the Board of Directors need not be given.

19. Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman, by the President, by a Vice President, by the Secretary or by any two directors. Notice of special meetings, stating the place, date and hour, shall be given to each director by whom such notice is not waived. Notice must be given either personally or by mail, telephone, telegram, telex, facsimile or similar medium of communication not less than twenty- four hours before the designated hour for such meeting. Special meetings of the Board of Directors may be held at such time and place either within or without the State of Ohio as is determined by a majority of the Whole Board or specified in the notice of any such meeting.

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20. Quorum And Vote.  At all meetings of the Board of Directors, a majority of the total number of directors then in office will constitute a quorum for the transaction of business. Except as may be otherwise provided in any Preferred Stock Designation or by this Amended and Restated Code of Regulations, the act of a majority of the directors present at any meeting at which a quorum is present will be the act of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time to another time or place, without notice other than announcement at the meeting, until a quorum is present.

21. Action Without A Meeting.  Any action that may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting in a writing or writings signed by all the directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

22. Participation In Meetings By Communications Equipment.  Meetings of the Board of Directors or of any committee of the Board of Directors may be held through any means of communication equipment if all persons participating can hear each other, and such participation will constitute presence in person at such meeting.

23. Committees.  The Board of Directors may from time to time create an executive committee or any other committee or committees of directors to act in the intervals between meetings of the Board of Directors and may delegate to such committee or committees any of its authority other than that of filling vacancies among the Board of Directors or in any committee of the Board of Directors. Each committee shall consist of one or more directors. The Board of Directors may appoint one or more directors as alternate members of any such committee to take the place of absent committee members at meetings of such committee. Unless otherwise ordered by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this Regulation 23 shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing or writings signed by all of its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and will keep a written record of all action taken by it.

24. Compensation.  The Board of Directors may establish the compensation and expense reimbursement policies for directors in exchange for service on the Board of Directors and on committees of the Board of Directors, for attendance at meetings of the Board of Directors or committees of the Board of Directors, and for other services by directors to the Corporation or any of its subsidiaries.

25. Bylaws.  The Board of Directors may adopt Bylaws for the conduct of its meetings and those of any committees of the Board of Directors that are not inconsistent with the Amended and Restated Articles of Incorporation or this Amended and Restated Code of Regulations.

OFFICERS

26. Generally.  The Corporation may have a Chairman, elected by the directors from among their number, and shall have a President, who shall also be a director, a Secretary and a Treasurer. The Corporation may also have one or more Vice Presidents and such other officers and assistant officers as the Board of Directors may deem appropriate. If the Board of Directors so desires, it may elect a Chief Executive Officer to manage the affairs of the Corporation, subject to the direction and control of the Board of Directors. All of the officers shall be elected by the Board of Directors. Notwithstanding the foregoing, by specific action, the Board of Directors may authorize the Chairman or the President to appoint any person to any office other than Chairman, President, Secretary or Treasurer. Any number of offices may be held by the same person, and no two offices must be held by the same person. Any of the offices, other than the office of President, Secretary and Treasurer, may be left vacant from time to time as the Board of Directors may determine. In case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board of Directors, the Board of Directors may delegate the absent or disabled officer’s powers or duties to any other officer or to any director.

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27. Authority And Duties Of Officers.  The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Board of Directors, regardless of whether such authority and duties are customarily incident to such office.

28. Compensation.  The compensation of all officers and agents of the Corporation who are also members of the Board of Directors of the Corporation will be fixed by the Board of Directors or by a committee of the Board of Directors. The Board of Directors may fix the compensation of the other officers and agents of the Corporation, or delegate the power to fix such compensation, to the Chief Executive Officer or any other officer of the Corporation.

29. Succession.  The officers of the Corporation will hold office until their successors are elected pursuant to Regulation 26. Any officer may be removed at any time by the affirmative vote of a majority of the Whole Board. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors or by the Chairman or President as provided in Regulation 26.

STOCK

30. Transfer And Registration Of Certificates.  The Board of Directors shall have authority to make such rules and regulations as it deems expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof.

31. Substituted Certificates.  Any person claiming a certificate for shares to have been lost, stolen or destroyed (i) shall make an affidavit or affirmation of that fact, (ii) shall give the Corporation and its registrar or registrars and its transfer agent or agents a bond of indemnity satisfactory to the Board of Directors or a committee thereof or to the President or a Vice President and the Secretary or the Treasurer and (iii) shall, if required by the Board of Directors or a committee thereof or the officers named in this Regulation 31, advertise the fact that the certificate has been lost, stolen or destroyed, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

32. Voting Of Shares Held By The Corporation.  Unless otherwise ordered by the Board of Directors, the President, in person or by proxy or proxies appointed by him, shall have full power and authority on behalf of the Corporation to vote, act and consent with respect to any shares issued by other corporations and owned by the Corporation.

33. Record Dates And Owners.  (a) In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to designate an agent to act on behalf of the shareholders to call a special meeting of shareholders, or to take any other collective action on behalf of the shareholders, the Board of Directors may fix a record date, which will not be fewer than 7 nor more than 60 calendar days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders will be the date next preceding the day on which notice is given, or, if notice is waived, the date next preceding the day on which the meeting is held.

(b) The Corporation will be entitled to treat the person in whose name shares are registered on the books of the Corporation as the absolute owner thereof, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation has knowledge or notice of the claim or interest, except as expressly provided by applicable law.

INDEMNIFICATION AND INSURANCE

34. Indemnification.

(a) The Corporation shall indemnify, to the full extent then permitted by law, any director or officer or former director or officer of the Corporation who was or is a party or is threatened to be made a party to any

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threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a member of the Board of Directors or an officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall pay, to the full extent then required by law, expenses, including attorney’s fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof.

(b) To the full extent then permitted by law, the Corporation may indemnify employees, agents and other persons and may pay expenses, including attorney’s fees, incurred by any employee, agent or other person in defending any action, suit or proceeding as such expenses are incurred, in advance of the final disposition thereof.

(c) The indemnification and payment of expenses provided by this Regulation 34 shall not be exclusive of, and shall be in addition to, any other rights granted to any person seeking indemnification under any law, the Amended and Restated Articles of Incorporation, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a member of the Board of Directors or an officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a member of the Board of Directors, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

35. Insurance.  The Corporation may, to the full extent then permitted by law and authorized by the Board of Directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in Regulation 34 against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

36. Agreements.  The Corporation, upon approval by the Board of Directors, may enter into agreements with any persons who the Corporation may indemnify under this Amended and Restated Code of Regulations or under law and may undertake thereby to indemnify such persons and to pay the expenses incurred by them in defending any action, suit or proceeding against them, whether or not the Corporation would have the power under law or this Amended and Restated Code of Regulations to indemnify any such person.

GENERAL

37. Fiscal Year.  The fiscal year of the Corporation will end on the thirty-first day of December in each calendar year or such other date as may be fixed from time to time by the Board of Directors.

38. Seal.  The seal of the Corporation shall be circular in form with the name of the Corporation stamped around the margin and the word “Seal” stamped across the center.

39. Amendments.  Except as otherwise provided by law or by the Amended and Restated Articles of Incorporation or this Amended and Restated Code of Regulations, these Regulations or any of them may be amended in any respect or repealed at any time, either (i) by the affirmative vote of the holders of a majority of the voting power of the Corporation, voting together as a single class, or (ii) to the extent as may be permitted by Chapter 1701 of the Ohio Revised Code in effect from time to time, by the Board of Directors.

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